Exhibit 10.14

                    (Standard Form of Office Lease Omitted)
--------------------------------------------------------------------------------

                                      LEASE

--------------------------------------------------------------------------------

                               SAAR COMPANY, LLC,


                                                as Landlord,


                                       To


                         KENNETH COLE PRODUCTIONS, INC.,


                                                as Tenant,






                  Premises:   Entire Third (3rd), Fourth (4th),
                              Fifth (5th) and Sixth (6th) Floors
                              and Portion of Ground Floor
                              601 West 50th Street
                              New York, New York

                                  Kenneth Cole
                           TABLE OF CONTENTS TO RIDER
Article                                                                   Page
-------                                                                   ----

37.   COMMENCEMENT DATE AND EXPIRATION DATE..................................1

38.   RIDER PROVISIONS PREVAIL; ADDITIONAL DEFINITIONS.......................1

39.   ESCALATION FOR INCREASE IN REAL ESTATE TAXES...........................4

40.   ESCALATION FOR OPERATING EXPENSES......................................6

41.   AMENDING ARTICLE 11...................................................10

42.   SUPPLEMENTING ARTICLE 3...............................................13

43.   BROKER................................................................15

44.   LIMITATION OF LIABILITY...............................................15

45.   INDEMNIFICATION AND INSURANCE.........................................15

46.   ELECTRIC CURRENT......................................................18

47.   ADDENDA TO ARTICLE 6 - REQUIREMENTS OF LAW............................19

48.   BINDING EFFECT........................................................19

49.   AIR CONDITIONING......................................................19

50.   AS-IS TENANT'S WORK; CONTRIBUTION.....................................19

51.   FIXED RENT; FREE FIXED RENT...........................................21

52.   MISCELLANEOUS.........................................................22

53.   RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN
      ACCORDANCE WITH ARTICLE 33............................................28

54.   RENT RESTRICTIONS.....................................................30

55.   ADDENDUM TO ARTICLE 16 - BANKRUPTCY...................................30

56.   SECOND FLOOR PREMISES.................................................31

57.   FIFTH FLOOR PREMISES..................................................32

58.   BASEMENT PREMISES.....................................................32

59.   GROUND FLOOR PREMISES.................................................34

60.   ADDENDUM TO ARTICLE 24; DELIVERY OF POSSESSION........................35

61.   TENANT'S ADDITIONAL RIGHTS............................................36

62.   RENEWAL OPTIONS.......................................................37

63.   DELAYED FOURTH FLOOR PREMISES.........................................40

64.   INTENTIONALLY OMITTED.................................................40

65.   REFUSAL SPACE OPTION..................................................40

EXHIBIT "A" - Page 1 - Ground Floor Premises
EXHIBIT "A" - Page 2 - Early Fourth Floor Premises
EXHIBIT "B" - Basement Premises
EXHIBIT "C" - Prohibited Uses
EXHIBIT "D" - Expiration Dates for Existing Leases

      (Standard Form of Office Lease Omitted)

RIDER ANNEXED TO LEASE DATED AS OF DECEMBER 17, 1998 BETWEEN SAAR COMPANY, LLC, AS LANDLORD, AND KENNETH COLE PRODUCTIONS, INC., AS TENANT

37. COMMENCEMENT DATE AND EXPIRATION DATE:

      A. The term "Commencement Date" shall mean the date upon which Landlord shall have first tendered possession of a portion of the demised premises designated in Section 18 of Article 38 hereof to Tenant, and the term "Expiration Date" shall mean the final day of the calendar month in which occurs the date which is fifteen (15) years and seven (7) months following the Commencement Date or such earlier date upon which this lease may terminate in accordance with its terms or by law. The term "Lease Year" shall mean each calendar year occurring within the term of this lease, except that the first Lease Year shall commence on the Commencement Date and end on the final day of the calendar month in which occurs the day immediately preceding the first anniversary of the Commencement Date.

      B. After the Commencement Date shall occur and following the inclusion of any portion of the building as part of the demised premises, Tenant and Landlord shall promptly execute and deliver to each other a supplementary agreement or agreements to this lease setting forth the Commencement Date and/or the date of inclusion of any portion of the demised premises and the Expiration Date and such other information as Landlord may reasonably request in connection therewith. Neither Landlord's failure in requesting such statement nor Tenant's failure to execute and deliver same shall vitiate the foregoing provisions of this Article or the inclusion of any such portion.

38. RIDER PROVISIONS PREVAIL; ADDITIONAL DEFINITIONS:

      A. If and to the extent that any of the provisions of this Rider conflict or are otherwise inconsistent with any of the preceding printed provisions of this lease, or of the Rules and Regulations attached to this lease, whether or not such inconsistency is expressly noted in this Rider, the provisions of this Rider shall prevail, and in case of inconsistency with said Rules and Regulations, shall be deemed a waiver of such Rules and Regulations with respect to Tenant to the extent of such inconsistency.

      B. For the purposes of this lease and all agreements supplemental to this lease, and all communications with respect thereto, unless the context otherwise requires:

            1. The term "fixed rent" shall mean rent at the annual rental rate or rates provided for in Article 51 of this lease as same may be adjusted pursuant to the terms of this lease.

            2. The term "additional rent" shall mean all sums of money, other than fixed rent, and which become due and payable from Tenant to Landlord hereunder, and Landlord shall have the same remedies therefor as for a default in payment of fixed rent.

            3. The term "rent" and "rents" shall mean and include fixed rent and/or additional rent hereunder.

            4. The terms "include", "including" and "such as" shall each be construed as if followed by the phrase "without being limited to".

            5. The term "obligations of this lease", and words of like import, shall mean the covenants to pay rent and additional rent under this lease and all of the other covenants and conditions contained in this lease. Any provision in this lease that one party or the other or both shall do or not do or shall cause or permit or not cause or permit a particular act, condition, or circumstance shall be deemed to mean that such party so covenants or both parties so covenant, as the case may be.

            6. The term "Tenant's obligations hereunder", and words of like import, and the term "Landlord's obligations hereunder", and words of like import, shall mean the obligations of this lease which are to be performed or observed by Tenant, or by Landlord, as the case may be. Reference to "performance" of either party's obligations under this lease shall be construed as "performance and observance".

            7. Reference to Tenant being or not being "in default hereunder", or words of like import, shall mean that Tenant is in default in the performance of one or more of Tenant's obligations hereunder, or that Tenant is not in default in the performance of any of Tenant's obligations hereunder, or that a condition of the character described in Article 16(a) has occurred and continues or has not occurred or does not continue, as the case may be.

            8. References to Landlord as having "no liability to Tenant" or being "without liability to Tenant", shall mean that Tenant is not entitled to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, except as otherwise specifically provided herein, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other kind of liability whatsoever against Landlord under or with respect to this lease or with respect to Tenant's use or occupancy of the demised premises, except as specifically provided herein.

            9. The term "laws and/or requirements of public authorities" and words of like import shall mean laws and ordinances of any or all of the Federal, state, city, county and borough governments and rules, regulations, orders and/or directives of any or all departments, subdivisions, bureaus, agencies or offices thereof, or of any other governmental, public or quasi-public authorities, having jurisdiction in the premises, and/or the direction of any public officer pursuant to law.

            10. The term "requirements of insurance bodies" and words of like import shall mean rules, regulations, orders and other requirements of the New York Board of Fire Underwriters and/or the New York Fire Insurance Rating Organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance of the building and/or the demised premises.

            11. The term "repair" shall be deemed to include restoration and replacement as may be necessary to achieve and/or maintain good working order and condition.

            12. Reference to "termination of this lease" includes expiration or earlier termination of the term of this lease or cancellation of this lease pursuant to any of the provisions of this lease or to law. Upon a termination of this lease, the term and estate granted by this lease shall end at noon of the date of termination as if such date were the date of expiration of the term of this lease and neither party shall have any further obligation or liability to the other after such termination (i) except as shall be expressly provided for in this lease, or (ii) except for such obligation as by its nature or under the circumstances can only be, or by the provisions of this lease, may be, performed after such termination, and, in any event, unless expressly otherwise provided in this lease, any liability for a payment which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this lease.

            13. The term "in full force and effect" when herein used in reference to this lease as a condition to the existence or exercise of a right on the part of Tenant shall be construed in each instance as including the further condition that at the time in question no default on the part of Tenant exists, and no event has occurred which has continued to exist for such period of time (after the notice, if any, required by this lease), as would entitle Landlord to terminate this lease or to dispossess Tenant.

            14. The term "Tenant" shall mean Tenant herein named or any assignee or other successor in interest (immediate or remote) of Tenant herein named, while such Tenant or such assignee or other successor in interest, as the case may be, is in possession of the demised premises as owner of the Tenant's estate and interest granted by this lease and also, if Tenant is not an individual or a corporation, all of the persons, firms and corporations then comprising Tenant.

            15. Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender. The terms "person" and "persons" as used in this lease, shall be deemed to include natural persons, firms, corporations, associations and any other private or public entities.

            16. The rule of "ejusdem generis" shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

            17. All references in this lease to numbered Articles, lettered Paragraphs, Sections, Subdivisions and lettered Exhibits are references to Articles, Paragraphs, Sections and Subdivisions of this lease, and Exhibits annexed to (and thereby made part of) this lease, as the case may be, unless expressly otherwise designated in the context.

            18. Landlord and Tenant agree that for purposes of this lease only and the determination of fixed rent, the calculation of additional rent and other calculations under this lease:

                  (1) the square foot area of the Ground Floor Premises shall be deemed to be 9,000;

                  (2) the square foot area of the Third Floor Premises shall be deemed to be 21,000;

                  (3) the Fourth Floor Premises shall consist of:

                        (a) the "Early Fourth Floor Premises", which is shown on page 2 of Exhibit "A" annexed hereto, for which the square foot area shall be deemed to be 9,600; and

                        (b) the "Delayed Fourth Floor Premises", which constitutes the remainder of the Fourth Floor Premises, for which the square foot area shall be deemed to be 7,900;

                  (4) the square foot area of the Fifth Floor Premises shall be deemed to be 17,500; and

                  (5) the square foot area of the Sixth Floor Premises shall be deemed to be 17,500.

      Landlord and Tenant agree that the term "SFA" shall be deemed to mean the aggregate of the square foot areas listed above and the square footage of any other portions of the building then comprising the demised premises, for which possession has been tendered to Tenant. If Landlord shall tender to Tenant any portions of the foregoing spaces or any other space which is to be incorporated in the demised premises pursuant to this lease, then Tenant shall accept same and the terms of this lease shall apply to such portion(s) and the SFA shall be increased to incorporate the inclusion of such portion(s) in the demised premises.

39. ESCALATION FOR INCREASE IN REAL ESTATE TAXES:

      A. As used herein:

            1. "Taxes" shall mean all real estate taxes, assessments, sewer and water rents, governmental levies, municipal taxes, county taxes or any other governmental charge, general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind or nature whatsoever, which are or may be assessed, levied or imposed upon all or any part of the land (which for purposes of this Article shall include the tax lots of the City of New York designated as Block 1098, Lots 22 and 29), the building and the sidewalks, plazas or streets in front of or adjacent thereto, including any tax, excise or fee measured by or payable with respect to any rent, and levied against Landlord and/or the land and building, under the laws of the United States, the State of New York, or any political subdivision thereof, or by the City of New York, or any political subdivision thereof. If, due to a future change in the method of taxation or in the taxing authority, a new or additional real estate tax, or a franchise, income, transit, profit or other tax or governmental imposition, however designated, shall be levied against Landlord, and/or the land and building, in addition to, or in substitution in whole or in part for any tax which would constitute "Taxes", or in lieu of additional Taxes, such tax or imposition shall be deemed for the purposes hereof to be included within the term "Taxes". Taxes shall not include any interest or penalties, unless caused by Tenant's delinquent payment of charges under this lease or interest on the installment payments of special assessments. Landlord represents that, to the best of its knowledge, there are currently no unpaid assessments levied on the building. Landlord represents to Tenant that as of the date hereof there are no special real estate tax assessments or real estate tax abatements in effect on the building or the land.

            2. "Tax Year" shall mean each period of twelve (12) months, commencing on the first day of July of each such period, in which occurs any part of the term of this lease or such other period of twelve (12) months occurring during the term of this lease as hereafter may be duly adopted as the fiscal year for real estate tax purposes of the City of New York.

            3. "Base Tax Year" shall mean the twelve (12) month period commencing on the day next following the expiration of the Free Fixed Rent Period (hereinafter defined) applicable individually to each portion of the demised premises (the "Base Tax Year"). "Base Tax" shall mean the Taxes for the Base Tax Year determined by prorating Taxes for the two (2) Tax Years in which the Base Tax Year occurs.

            4. "Tenant's Proportionate Share" shall mean the percentage derived by dividing the SFA by 126,635.

      B. If the Taxes for any Tax Year shall be greater than the Base Tax, Tenant shall pay as additional rent for such Tax Year a sum equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (which amount is hereinafter called the "Tax Payment"). Should this lease commence or terminate prior to the expiration of a Tax Year, such Tax Payment shall be prorated to, and shall be payable on, or as and when ascertained after, the Commencement Date or the Expiration Date as the case may be. Tenant's obligation to pay such additional rent and Landlord's obligation to refund pursuant to Paragraph C below, as the case may be, shall survive the termination of this lease. If the Taxes for any Tax Year subsequent to the Base Tax Year, or an installment thereof, shall be reduced before such Taxes, or such installment, shall be paid, the amount of Landlord's reasonable costs and expenses of obtaining such reduction (but not exceeding the amount of such reduction) shall be added to and be deemed part of the Taxes for such Tax Year. Payment of additional rent for any Tax Payment due from Tenant shall be made as and subject to the conditions hereinafter provided in this Article.

      C. Only Landlord shall be eligible to institute proceedings to contest the Taxes or reduce the assessed valuation of the land and building. Landlord shall be under no obligation to contest the Taxes or the assessed valuation of the land and the building for any Tax Year or to refrain from contesting the same, and may settle any such contest on such terms as Landlord in its sole judgment considers proper. Notwithstanding the foregoing, if Tenant named herein shall occupy at least seventy-five (75%) percent of the rentable area of the building other than the garage space for the conduct of its business and Tenant shall, by timely notice to Landlord, request Landlord to do so, Landlord shall institute appropriate proceedings to reduce the Taxes for any Tax Year and act diligently to effect a reduction therein. For purposes of calculations to be made under this lease, the parties agree that the rentable area for the building other than the garage space shall be deemed to be 119,000 square feet. If Landlord shall receive a refund for any Tax Year for which a Tax Payment shall have been made by Tenant pursuant to Paragraph B above, Landlord shall repay to Tenant, with reasonable promptness, Tenant's Proportionate Share of such refund after deducting from such refund the reasonable costs and expenses (including experts' and attorneys' fees) of obtaining such refund. Should said refund occur after the expiration or earlier termination (but not as a result of default by Tenant) of the term of this lease, Landlord shall promptly repay to Tenant Tenant's Proportionate Share of such refund after deducting reasonable costs and expenses (including experts' and attorneys' fees) of obtaining such refund. If the assessment for the Base Tax Year shall be reduced from the amount originally imposed after Landlord shall have rendered a comparative statement (as provided in Paragraph D below) to Tenant with respect to a Tax Year, the amount of the Tax Payment shall be adjusted in accordance with such change and Tenant, on Landlord's demand, shall pay any increase in additional rent resulting from such adjustment.

      D0 Tenant's Tax Payment for each Tax Year shall be due and payable in two equal semi-annual installments, in advance on the first day of each June and December during each Tax Year, based upon the written comparative statement furnished by Landlord prior to the commencement of such Tax Year, until such time as a new written statement for a subsequent Tax Year shall become effective. If any such statement is furnished to Tenant after the commencement of a Tax Year in respect of which such statement is rendered, Tenant shall, within 20 days thereafter, pay to Landlord an amount equal to the amount of any underpayment of Tenant's Tax Payment with respect to such Tax Year and, in the event of an overpayment, Landlord will credit Tenant the amount of Tenant's overpayment against subsequent payments under this Article, except that if this lease shall have expired or terminated prior to the furnishing of such statement and Tenant shall have remitted all payments of rent and additional rent required of Tenant under this lease, then any such overpayment shall be promptly refunded to Tenant. If there shall be any increase in Taxes for any Tax Year, whether during or after such Tax Year, Landlord shall furnish a revised statement for such Tax Year, and Tenant's Tax Payment for such Tax Year shall be adjusted and paid substantially in the same manner as provided in the preceding sentence. If during the term of this lease, Taxes are required to be paid (either to the appropriate taxing authorities by law or as tax escrow payments to a superior mortgagee) in full or in monthly, quarterly, or other installments, on any other date or dates than as presently required, then at Landlord's option, Tenant's Tax Payments shall be correspondingly accelerated or revised so that said Tenant's Tax Payments are due at least 30 days prior to the date payments are due to the taxing authorities or the superior mortgagee. The benefit of any discount for any early payment or prepayment of Taxes shall accrue solely to the benefit of

Landlord, but Tenant's Proportionate Share of such discount shall be subtracted from Taxes if Tenant shall have made its payments hereunder in a timely manner which permits Landlord to receive such discount . Landlord will furnish Tenant with a reproduced copy of the applicable bill for Taxes with the delivery of any statement hereunder provided by Landlord.

      E0 Landlord's failure during the lease term to prepare and deliver any tax statements, or Landlord's failure to make a demand under this Article or under any other provision of this lease shall not in any way be deemed to be a waiver of, or cause Landlord to forfeit or surrender, its rights to collect any items of additional rent which may have become due pursuant to this Article during the term of this lease. Tenant's liability for the additional rent due under this Article shall survive the expiration or sooner termination of this lease.

      F0 In no event shall any adjustment of Tax Payments hereunder result in a decrease in the fixed rent or additional rent payable pursuant to any other provision of this lease, it being agreed that the payment of additional rent under this Article is an obligation supplemental to Tenant's obligation to pay fixed rent.

40 ESCALATION FOR OPERATING EXPENSES:

      A0 For the purposes of this Article:

            1 The term "Escalation Year" shall mean each calendar year which shall include any part of the term of this lease.

            2 The term "Tenant's Proportionate Share" shall mean the percentage derived by dividing the SFA by 126,635.

            3 The term "Base Year" shall mean the twelve (12) month period commencing on the day next following the expiration of the Free Fixed Rent Period applicable individually to each portion of the demised premises.

            4 The term "Operating Expenses" shall mean all costs and expenses (and taxes thereon, if any) paid or incurred by Landlord or on behalf of Landlord with respect to the operation, cleaning, repair, safety, management, security and maintenance of the land and the building, building equipment, sidewalks, curbs, plazas, parking areas and other areas adjacent to the building, and with respect to the services provided tenants, including: (i) salaries, wages and bonuses paid to, and the cost of any hospitalization, medical, surgical, union and general welfare benefits (including group life insurance), any pension, retirement or life insurance plan and other benefit or similar expense (collectively "Wages") relating to employees of Landlord or employees whose wages are chargeable to Landlord engaged in the operation, cleaning, repair, safety, management, security or maintenance of the building and the building equipment or in providing building maintenance services to tenants; (ii) social security, unemployment and other payroll taxes, the cost of providing disability and worker's compensation coverage imposed by any legal requirements, union contract or otherwise with respect to said employees; (iii) the cost of electricity, gas, steam, water, air conditioning and other fuel and utilities; (iv) the cost of casualty, rent, liability, fidelity, plate glass and any other insurance; (v) the cost of repairs, maintenance and painting; (vi) the cost or rental of all building and cleaning supplies, tools, materials and equipment; (vii) the cost of uniforms, work clothes and dry cleaning; (viii) window cleaning, concierge, guard, watchman or other security personnel, service or system, if any; (ix) management fees or, if no managing agent is employed by Landlord, a sum in lieu thereof not in excess of then prevailing rates for management fees payable in the Borough of Manhattan, City of New York for similar office buildings; (x) charges of independent contractors performing work included within this definition of Operating Expenses; (xi) telephone and stationery; (xii) legal, accounting and other professional fees and disbursements incurred in connection with the operation and management of the building; (xiii) decorations; (xiv) depreciation of hand tools and other movable equipment used in the operation, cleaning, repair, safety, management, security or maintenance of the building; and (xv) exterior and interior landscaping.

      Provided, however, that the foregoing costs and expenses shall exclude or have deducted from them, as the case may be:

                  (a)   Wages above the grade of building manager;

                  (b) expenditures for capital improvements, other than those which under generally applied real estate practice are expenses or regarded as deferred expenses and other than capital expenditures, including, without limitation, the cost of purchasing or leasing capital equipment, made by reason of legal requirements or insurance requirements or for the purpose of reducing energy consumption or otherwise reducing Operating Expenses, in any of which cases the cost thereof shall be included in Operating Expenses for the Escalation Year in which the costs are incurred and subsequent Escalation Years, on a straight-line basis, amortized over the useful life thereof with an interest factor equal to two (2) percentage points above the prime commercial lending rate of Citibank, N.A., charged to its customers of highest credit standing for ninety (90) day unsecured loans ("Expense Interest Rate), at the time of Landlord's having made said expenditure, but such inclusion in any Escalation Year for the reduction of energy consumption or Operating Expenses shall be specified in Landlord's statement therefor and shall not exceed the savings actually realized by Landlord.

                  (c) amounts received by Landlord through proceeds of insurance to the extent they are compensation for sums previously included in Operating Expenses hereunder;

                  (d) costs of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord would be compensated therefor under insurance policies normally maintained by owners of similar buildings or is compensated by the condemning authority;

                  (e) advertising and promotional expenditures;

                  (f) costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or service is in excess of any work or service that Landlord is obligated to furnish to Tenant at Landlord's expense;

                  (g) depreciation or amortization, except as provided above;

                  (h) brokerage commissions;

                  (i) Taxes set forth in Article 39 hereof and any income, excess profit or franchise taxes;

                  (j) refinancing costs and mortgage interest and amortization payments and rental payments under any ground lease;

                  (k) all costs (including attorney's and broker's fees) relating to activities for the eviction, relocation or any other cause of action or agreement relating to existing tenants in the building;

                  (l) costs incurred as the result of the negligence or willful misconduct of Landlord, its agents, employees or contractors;

                  (m) purchase or lease of capital equipment, except as otherwise provided herein;

                  (n) reserves for future expenses;

                  (o) any items otherwise reimbursed to Landlord under another tenant's lease;

                  (p) repairs and maintenance to the extent covered by guaranties or warranties;

                  (q) costs incurred in connection with the testing for, removal, enclosure or encapsulation of any asbestos or asbestos containing materials;

                  (r) the cost of electricity furnished to the demised premises or to space leased to other lessees and occupants of the building or to space available for lease in the building;

                  (s) rental expenses for Landlord's management office in the building; and

                  (t) costs or expenses which are duplicative of any costs or expenses Tenant otherwise pays to Landlord under this lease

      If during all or part of any Escalation Year including the Base Year, Landlord shall not furnish any particular item(s) of work or service (which would otherwise constitute an Operating Expense hereunder) to portions of the building due to the fact that (i) such portions are not occupied or leased, (ii) such item of work or service is not required or desired by the tenant of such portion, (iii) such tenant is itself obtaining and providing such item of work or service or (iv) for other reasons, then, for the purposes of computing Operating Expenses, the amount for such item and for such period shall be deemed to be increased by an amount equal to the additional costs and expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such item of work or services to such portion of the building or to such tenant.

      B0 1 For each Escalation Year commencing during the term of this lease, Tenant shall pay ("Tenant's Operating Payment") to Landlord, as additional rent, a sum equal to Tenant's Proportionate Share of the amount by which Operating Expenses for such Escalation Year exceeds the Operating Expenses for the Base Year.

            2 Landlord shall furnish to Tenant, prior to the commencement of each Escalation Year, a written statement setting forth Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and the method of calculation of Tenant's Operating Payment for such Escalation Year. Tenant shall pay to Landlord on the first day of each month during such Escalation Year an amount equal to one-twelfth (1/12th) of Landlord's estimate of Tenant's Operating Payment for such Escalation Year. If, however, Landlord shall furnish any such estimate for an Escalation Year subsequent to the commencement thereof, then (a) until the first day of the month (or if such estimate is provided after the tenth (10th) day of the month, then the second month) following the month in which such estimate is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Paragraph B in respect of the last month of the preceding Escalation Year; (b) promptly after such estimate is furnished to Tenant or together therewith, Landlord shall give notice to Tenant stating whether the installments of Tenant's Operating Payment previously made for such Escalation Year were greater or less than the installments of the Tenant's Operating Payment to be made for such Escalation Year in accordance with such estimate, and (i) if there shall be a deficiency, Tenant shall pay the amount thereof within twenty (20) days after demand therefor, or (ii) if there shall have been an overpayment, Landlord shall either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this lease, or if the term of this lease shall have expired and no further amounts are owed from Tenant to Landlord, refund such overpayment to Tenant within twenty (20) days following delivery of such statement; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Escalation Year, Tenant shall pay to Landlord an amount equal to one-twelfth (1/12th) of Tenant's Operating Payment shown on such estimate. Landlord may at any time or from time to time (but not more than twice with respect to any Escalation Year) furnish to Tenant a revised statement of Landlord's estimate of Tenant's Operating Payment for such Escalation Year, and in such case, Tenant's Operating Payment for such Escalation Year shall be adjusted and paid or refunded, as the case may be, substantially in the same manner as provided in the preceding sentence.

            3 After the end of each Escalation Year Landlord shall furnish to Tenant a reasonably detailed statement ("Landlord's Statement") for such Escalation Year. Each such year-end Landlord's Statement shall be accompanied by a computation of Operating Expenses for the building prepared by a certified public accountant or managing agent designated by Landlord from which Landlord shall make the computation of Operating Expenses hereunder. If the Landlord's Statement shall show that the sums paid by Tenant under this Section exceeded Tenant's Operating Payment paid by Tenant for such Escalation Year, Landlord shall either promptly refund to Tenant the amount of such excess or permit Tenant to credit the amount of such excess against subsequent payments under this Section; and if the Landlord's Statement for such Escalation Year shall show that the sums so paid by Tenant were less than Tenant's Operating Payment paid by Tenant for such Escalation Year, Tenant shall pay the amount of such deficiency within twenty (20) days after demand therefor.

            4 If the Commencement Date or the Expiration Date shall occur on a date other than January 1 or December 31, respectively, any additional rent under this Article for the Escalation Year in which such Commencement Date or Expiration Date shall occur shall be apportioned in that percentage which the number of days in the period from the Commencement Date to December 31 or from January 1 to the Expiration Date, as the case may be, both inclusive, shall bear to the total number of days in such Escalation Year. In the event of a termination of this lease, any additional rent under this Article shall be paid or adjusted within thirty (30) days after submission of a Landlord's Statement. In no event shall fixed rent ever be reduced by operation of this Article and the rights and obligations of Landlord and Tenant under the provisions of this Article with respect to any additional rent shall survive the termination of this lease.

      C0 1 Landlord's failure to render Landlord's Statements with respect to any Escalation Year shall not prejudice Landlord's right to thereafter render a Landlord's Statement with respect thereto or with respect to any subsequent Escalation Year. Nothing herein contained shall restrict Landlord from issuing Landlord's Statements at any time there is an increase in Operating Expenses during any Escalation Year or any time thereafter.

            2 Each Landlord's Statement shall be conclusive and binding upon Tenant unless within one hundred eighty (180) days after receipt of such Landlord's Statement Tenant shall notify Landlord that it disputes the correctness of Landlord's Statement. Tenant recognizes and agrees that Landlord's books and records, and those of Landlord's agents with respect to the operation of the land and building are confidential, that, except as specifically provided herein, Tenant shall have no right to inspect the same and that any disclosure or dissemination of such confidential information by Tenant or Tenant's accountant shall be a material default under this lease. Upon request by Tenant, Landlord shall make available to Tenant or independent certified public accountants selected by Tenant (but in no event to any consultant paid on a contingency basis) for inspection Landlord's books and records, for a period of one hundred fifty (150) days after the delivery of such Tenant's dispute notice, solely to the extent necessary to verify the computations of Operating Expenses for the relevant Escalation Year set forth in such Landlord's Statement. Such books and records shall be made available for inspection by such accountants, upon reasonable prior notice, during business hours at a location in the Borough of Manhattan designated by Landlord.

If Tenant shall dispute the correctness of Landlord's Statement as aforesaid, and the parties shall not be able to resolve such dispute within one hundred fifty (150) days after the giving of such Tenant's dispute notice, then either party may refer the matter or matters in dispute to an independent certified public accountant selected by Landlord and reasonably approved by Tenant. In the event the determination by such accountant shall indicate that Landlord's determination of the Operating Expenses for the building is greater than seven and one-half (7 1/2%) percent in excess of the Operating Expenses for the building applicable to such Escalation Year as finally determined, the amount of the overcharge to Tenant for such Escalation Year along with interest thereon at the Expense Interest Rate, calculated from the date of Tenant's full payment thereof, shall be refunded to Tenant along with the reasonable, out-of-pocket cost to Tenant of such inspection of Landlord's books and records (in no event to exceed $3,000.00). Notwithstanding the giving of such notice by Tenant and pending the resolution of any such dispute, Tenant shall pay to Landlord when due the amount shown on any such Landlord's Statement as provided in this Article, but such payment shall be without prejudice to Tenant's rights hereunder. The obligations of the parties under this Section shall survive the expiration or earlier termination of this lease, subject to the time periods herein set forth.

41 AMENDING ARTICLE 11:

      Notwithstanding the provisions of Article 11, and in modification and amplification thereof:

      A0 Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this lease, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Landlord in each instance, subject to the terms of this
Article 41. If Tenant's interest in this lease is assigned, whether or not in violation of the provisions of this lease, Landlord may collect rent from the assignee; if the demised premises or any part thereof are sublet to, or occupied by, or used by, any person other than Tenant, whether or not in violation of this lease, Landlord, .after default by Tenant under this lease and expiration of Tenant's time, if any, to cure such default, may collect rent from the subtenant, user or occupant. In either case, Landlord shall apply the net amount collected to the rents reserved in this lease, but neither any such assignment, subletting, occupancy, nor use, nor any such collection or application shall be deemed a waiver of any terms, covenant or condition of this lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as a tenant. The consent by Landlord to any assignment, subletting, occupancy or use shall not relieve Tenant from its obligation to obtain the express prior written consent of Landlord to any further assignment, subletting, occupancy or use for which Landlord's consent is required hereunder. The listing of any name other than Tenant's on any door of the demised premises, or on any directory, or on any elevator in the building, or otherwise, shall not operate to vest in the party so named, any right or interest in this lease or in the demised premises, or be deemed to constitute, or serve as a substitute for, any prior written consent of Landlord required under this Article. Tenant agrees to pay to Landlord any reasonable, out-of-pocket counsel fees (not to exceed $2,000.00 on any individual transaction) incurred by Landlord in connection with any proposed assignment of Tenant's interest in this lease or any proposed subletting of the demised premises or any part thereof. Neither any assignment of Tenant's interest in this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this Paragraph A, nor any application of any such rent as aforementioned as provided in this Paragraph A, shall in any circumstances relieve Tenant of Tenant's obligations fully to observe and perform the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

      B0 If Tenant shall desire to assign this lease or to sublet the demised premises, Tenant shall submit to Landlord a written request (the "A/S Request") for Landlord's consent to such assignment or subletting, which request shall contain or be accompanied by the following information: (i) the name and address of the proposed assignee or subtenant; (ii) a duplicate original or photocopy of the executed assignment agreement or sublease; (iii) the nature and character of the business of the proposed assignee or subtenant and its proposed use of the demised premises; and (iv) banking, financial and other credit information with respect to the proposed assignee or subtenant reasonably sufficient to enable Landlord to determine the financial responsibility of the proposed assignee or subtenant.

      C0 Landlord shall not unreasonably withhold or delay beyond fourteen (14) days its consent to the proposed assignment or subletting of the demised premises, provided that Tenant is not then in default under this lease, provided that the following further conditions shall be fulfilled:

            1 The proposed subtenant or assignee shall use the demised premises only for the use permitted hereunder and not for any Prohibited Use;

            2 The subletting or assignment shall be to an entity whose occupancy will be in keeping with the dignity and character of the then use and occupancy of the building and whose occupancy and use would not be objectionable to typical New York City office or retail tenants renting space in similar buildings or more hazardous than that of Tenant herein or impose any material additional burden upon Landlord in the operation of the building;

            3 Tenant shall not advertise or openly promote any space to the general public in which the name or address of Landlord, its managing agent, or any principal or partner thereof is utilized, or which states a rental rate or which demeans the dignity of the building;

            4 The proposed sublessee or assignee shall not be a tenant, subtenant, occupant or assignee of any premises in the building, or a party who actively negotiated with Landlord or Landlord's agent (directly or through a broker) with respect to space in the building during the six (6) months immediately preceding Tenant's request for Landlord's consent, unless no comparable space is then available for leasing by Landlord in the building;

            5 Tenant shall reimburse Landlord on demand for any reasonable legal costs incurred in connection with the granting of any requested consent, not to exceed $2,000.00 for any individual request;

            6 In case of a subletting, it shall be expressly subject to all of the obligations of Tenant under this lease and the further condition and restriction that the sublease shall not be assigned, encumbered or otherwise transferred or the subleased premises further sublet by the sublessee in whole or in part, or any part thereof suffered or permitted by the sublessee to be used or occupied by others, without the prior written consent of Landlord in each instance; and

            7. There shall be no more than six (6) permitted occupants inclusive of Tenant on any floor of the demised premises.

      D0 No permitted or consented to assignment or subletting shall be effective or valid for any purpose whatsoever unless and until a counterpart of the assignment or a counterpart or reproduced copy of the sublease shall have been first delivered to the Landlord, and, in the event of an assignment, the Tenant shall deliver to Landlord a written agreement executed and acknowledged by the Tenant and such assignee wherein such assignee shall assume jointly and severally with Tenant the due performance of this lease on Tenant's part to be performed to the full end of the term of this lease notwithstanding any other or further assignment.

      E0 Subject to the terms of Section H of this Article, any transfer by operation of law or otherwise, of Tenant's interest in this lease or of a fifty (50%) percent or greater interest in Tenant (whether stock, voting interest, partnership interest or otherwise) shall be deemed an assignment of this lease for purposes of this Article, except that the transfer of the outstanding capital stock of any corporate tenant shall be deemed not to include the sale of such stock by persons or parties through the "over-the-counter-market" or through any recognized stock exchange, other than those deemed "insiders" within the meaning of the Securities Exchange Act of 1934, as amended.

      F0 Neither any assignment of Tenant's interest in this lease nor any subletting, occupancy or use of the demised premises or any part thereof by any person other than Tenant, nor any collection of rent by Landlord from any person other than Tenant as provided in this Article, nor any application of any such rent as provided in this Article shall, in any circumstances, relieve Tenant of its obligations fully to observe and perform the terms, covenants and conditions of this lease on Tenant's part to be observed and performed.

      G0 Notwithstanding anything to the contrary contained herein, if Landlord shall consent to any assignment or subletting, for which consent is required hereunder, and Tenant shall either (i) receive any consideration from its assignee (other than a successor corporation) in connection with the assignment of this lease, Tenant shall pay over to Landlord, as additional rent, thirty-three and one-third (33-1/3%) percent of so much, if any, of such consideration (including, without limitation, sums designated by the assignee as paid for the purchase of Tenant's property in the demised premises, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns, or if Tenant does not file such returns, on the same basis as carried on Tenant's books) as shall exceed the brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such assignment or (ii) sublet the demised premises or any portion thereof to anyone for rents, additional charges or other consideration (including, without limitation, sums designated by the subtenant as paid for the purchase of Tenant's property in the demised premises, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns or, if Tenant does not file such returns, on the same basis as carried on Tenant's books) which for any period shall exceed the rents payable for the subleased space under this lease for the same period, Tenant shall pay Landlord, as additional rent, thirty-three and one-third (33-1/3%) percent of such excess less brokerage commissions and attorneys' fees and disbursements reasonably incurred by Tenant for such subletting. All sums payable to Landlord pursuant to this Paragraph G shall be paid on the date or dates such sums are payable to Tenant by the subtenant or assignee.

      H0 1 Tenant may, without Landlord's consent, but upon not less than fifteen (15) days' prior written notice to Landlord, permit any corporation which controls, is controlled by, or is under common control with Tenant (herein referred to as a "related corporation") to take an assignment of this lease or sublet all or part of the demised premises for any of the purposes permitted to Tenant, subject however to compliance with Tenant's obligations under this lease, provided that (i) Tenant shall not be in default in the performance of any of its obligations under this lease, beyond the expiration of applicable notice and cure periods, if any, provided herein, and (ii) prior to such assignment or subletting, Tenant furnishes Landlord with the name of any such related corporation, together with a certification of Tenant and such other proof as Landlord may reasonably request from time to time, that such subtenant or assignee is a related corporation of Tenant and continues to remain such during the term hereof. Such subletting or assignment shall not be deemed to vest in any such related corporation any right or interest in this lease or the demised premises nor shall it relieve, release, impair or discharge any of Tenant's obligations hereunder. For the purposes hereof, "control" shall be deemed to mean ownership of not less than fifty (50%) percent of all of the voting stock of such corporation or not less than fifty (50%) percent of all of the legal and equitable interest in any other business entities.

            2 Tenant may, without Landlord's consent, but upon not less than fifteen (15) days' prior written notice to Landlord, assign or transfer its entire interest in this lease and the leasehold estate hereby created to a successor corporation of Tenant (as hereinafter defined); provided, however, that (i) Tenant shall not be in default in any of the terms of this lease beyond the expiration of applicable notice and cure periods, (ii) the proposed occupancy shall not impose a material extra burden upon the building equipment or building services and (iii) the proposed assignee shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of, the courts of New York State. A "successor corporation", as used in this Paragraph, shall mean (a) a corporation into which or with which Tenant, its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions for the merger or consolidation of corporations, provided that by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the corporations participating in such merger or consolidation are assumed by the corporation surviving such merger or consolidation, or (b) a corporation acquiring this lease and the term hereof and the estate hereby granted, the goodwill and all or substantially all of the other property and assets or all of the capital stock of Tenant, its corporate successors or assigns, and assuming all or substantially all of the liabilities of Tenant, its corporate successors and assigns, or (c) any corporate successor to a successor corporation becoming such by either of the methods described in subdivisions (a) and (b) above; provided that (x) such merger or consolidation, or such acquisition and assumption, as the case may be, is for a good business purpose and not principally for the purpose of transferring the leasehold estate created hereby, and (y) immediately after giving effect to any such merger, consolidation, acquisition and/or assumption, as the case may be, the corporation surviving such merger or created by such consolidation or acquiring such assets and assuming such liabilities, as the case may be, shall have assets, capitalization and a net worth, as determined in accordance with generally accepted accounting principles and certified to Landlord by an independent certified public accountant, at least equal to Tenant's Minimum Net Worth (hereinafter defined). The acquisition by Tenant, its corporate successors or assigns, of all or substantially all of the assets, together with the assumption of all or substantially all of the obligations and liabilities of any corporation, shall be deemed to be a merger for the purposes of this Article.

42 SUPPLEMENTING ARTICLE 3:

      A0 Landlord's consent shall not be required for any renovations, additions, improvements, alterations, installations or improvements ("Tenant's Changes") which Tenant's Changes do not affect any area outside of the demised premises and do not affect the building systems or the structural portions of the building. All other Tenant's Changes shall require the prior written consent of Landlord thereto, which Landlord agrees not to unreasonably withhold or delay. In granting its consent to any Tenant's Changes, Landlord may impose such reasonable and proportionate conditions (as to guarantee of completion, payment, restoration and otherwise including, the requirement of Tenant to post a bond to insure the completion of Tenant's Changes) as Landlord may reasonably require; provided, however, that, so long as Tenant maintains the Minimum Net Worth (as hereinafter defined), no such conditions shall apply. In no event shall Landlord be required to consent to any Tenant's Change which would adversely affect any part of the building outside of the demised premises (except for common areas which exclusively service the demised premises) or would adversely affect the proper functioning of the mechanical, electrical, sanitary or other service systems of the building. At the time Tenant requests Landlord's written consent to any Tenant's Changes, Tenant shall deliver to Landlord detailed plans and specifications therefor. Tenant shall pay to Landlord any actual, out-of-pocket fees or expenses incurred by Landlord in connection with Landlord's submitting such plans and specifications for any Tenant's Changes other than Tenant's Initial Changes (hereinafter defined), if the work set forth therein shall be of a type or manner of installation which would require filing with a governmental body or effect the systems or structure of the building or would otherwise reasonably require the review of a licensed construction engineer or architect, to an architect or engineer or other licensed or qualified contractor selected by Landlord for review or examination and/or for supervision during performance of Tenant's Changes. Landlord's approval of any plans or specifications does not relieve Tenant from the responsibility for the legal sufficiency and technical competency thereof. Before commencement of any alterations, installations or improvements, Tenant, at its expense, shall obtain the necessary consents, authorizations, licenses, permits and certificates from all federal, state and/or municipal authorities having jurisdiction over such work and, upon completion, certificates of final approval thereof and shall deliver duplicates of any of the foregoing to Landlord, upon request. Except as hereinafter provided, Tenant at its expense, shall obtain all necessary asbestos certifications and comply with the New York City Asbestos Control Law (Local Law 76 of 1985), as same may be amended, including the removal of any asbestos containing materials. Landlord agrees to obtain and deliver to Tenant original ACP-5 Certifications in connection with each portion of the demised premises on or before the applicable Delivery Date thereof. Notwithstanding anything in this lease to the contrary, if during the term hereof the removal, encapsulation or other remediation of asbestos or asbestos-containing materials determined to be present in any area of the demised premises is required pursuant to any law, then such encapsulation or other remediation shall be performed by Landlord to the extent required by such law, at Landlord's expense, and any damage to the demised premises by reason of such removal or encapsulation shall be repaired and restored to building standard condition; provided, however, that notwithstanding anything herein contained to the contrary, Tenant shall be solely responsible for the removal of any asbestos or asbestos-containing material required to be removed or remedied by applicable law or amendment to applicable law which are installed or brought into the building and/or the demised premises by or on behalf of Tenant or any party claiming through Tenant. Nothing contained in the preceding sentence shall be deemed to vest upon Tenant or any permitted occupant of the demised premises any right to install or bring into the building or the demised premises any asbestos or asbestos-containing material. During the period of any such removal, encapsulation or remediation by Landlord, Landlord shall use reasonable efforts to minimize interference with Tenant's business and if any asbestos or asbestos containing material is to be removed from any portion of the demised premises following the Delivery Date for such portion, then during the period when Landlord is removing such asbestos or asbestos containing material and Tenant is unable to use, operate or perform construction therein, the Free Fixed Rent Period applicable to such portion shall be extended one (1) day for each day Landlord is performing such removal.

      B0 Notwithstanding anything to the contrary set forth in this lease, including, but not limited to, the foregoing provisions of this Article 42 and
Article 3, Tenant, in all events and at Tenant's sole cost and expense, shall comply with all provisions of the Americans with Disabilities Act and any successor law of like import then in force insofar as it relates to the demised premises including, the performance of all Tenant's Changes, structural and otherwise, foreseen and unforeseen in order so to comply.

      C0 Tenant agrees to indemnify and save Landlord harmless from and against any and all bills for labor performed and equipment, fixtures and materials furnished to Tenant and applicable sales taxes thereon as required by New York law and from and against any and all liens, bills or claims therefor or against the demised premises or the building and from and against all losses, damages, costs, expenses, suits and claims whatsoever in connection with Tenant's Changes. The demised premises and the building shall at all times be free of liens for labor and materials supplied or claimed to have been supplied.

      D0 Tenant, at its expense, shall cause any Tenant's Changes consented to by Landlord to be performed in compliance with all applicable requirements of insurance bodies having jurisdiction and in such manner as not to materially interfere with, delay or impose any additional expense upon the Landlord in the maintenance or operation of the building and so as to maintain harmonious labor relations in the building.

      E0 If the performance of Tenant's Changes shall unreasonably interfere with the comfort and/or convenience of other tenants in the building, except for Tenant's Initial Changes (which Tenant agrees to perform in a time efficient manner so as to minimize interference with other tenants in the building) or shall cause damage to or otherwise interfere with the occupancy of adjacent buildings, Tenant shall upon Landlord's demand remedy or remove the condition or conditions complained of.

      F0 For the performance of Tenant's Changes, any alterations or installations to the demised premises and any maintenance, cleaning and repair obligations of Tenant, Tenant agrees to use only contractors and subcontractors which shall be duly licensed and insured and experienced in the performance of construction, maintenance and/or repair in first class office buildings in the Borough of Manhattan and all such contractors and subcontractors and the employees and agents thereof shall conform to Landlord's reasonable labor regulations and shall not create any work stoppage, picketing or any other labor disruption or dispute, and all such contractors and subcontractors shall carry workman's compensation (as required by law) and general liability, personal and property damage insurance in an amount of not less than $5,000,000.00 combined single limit per occurrence.

      G0 Promptly after the completion of any Tenant's Changes, Tenant, upon Landlord's request, shall furnish to Landlord a complete set of "as-built" plans and specifications.

      H0 Landlord represents that as of the Commencement Date, the structural portions of the building are in good working order and repair and Landlord undertakes to maintain the structural portions of the building in good working order and repair during the term hereof , except as same may otherwise be the responsibility of Tenant hereunder.

      I0 Landlord shall deliver the portions of the demised premises to Tenant free from infestation by vermin and termites, and undertakes to keep the common areas of the building free from infestation by vermin and termites during the term hereof, unless same is caused by Tenant or its agents, employees or contractors, and in any event Tenant shall be responsible for extermination within the demised premises. Landlord agrees to maintain a service contract for extermination of portions of the building including the demised premises for any period that the existing occupant of the Basement Premises (hereinafter defined) continues to use and occupy the Basement Premises.

43 BROKER:

      Tenant and Landlord each represents and warrants to the other party that it neither consulted nor negotiated with any broker or finder with regard to the rental of the demised premises from Landlord other than Newmark & Company Real Estate, Inc. Tenant and Landlord each agrees to indemnify and hold the other party harmless from any damages, costs and expenses suffered by the indemnified party by reason of any breach of the foregoing representation by the indemnifying party.

44 LIMITATION OF LIABILITY:

      Tenant agrees that the liability of Landlord under this lease and all matters pertaining to or arising out of the tenancy and the use and occupancy of the demised premises, shall be limited to Landlord's interest in the building and in no event shall Tenant make any claim against or seek to impose any personal liability upon any general or limited partner of Landlord, or any principal of any firm or corporation that may hereafter be or become the Landlord.

45 INDEMNIFICATION AND INSURANCE:

      A0 Except if caused by the negligence or willful misconduct of Landlord or its agents, contractors or employees, Tenant shall indemnify and save harmless Landlord and its agents against and from (i) any and all claims (a) arising from
(x) the conduct or management of the demised premises or of any business therein, or (y) any work or thing whatsoever done, or any condition created in or about the demised premises during the term hereof, or (b) arising from any breach of the terms of this lease and any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors or subcontractors of any tier or invitees or guests while such invitees or guests are within the demised premises, and (ii) all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon. Landlord shall indemnify and hold harmless Tenant against and from any and all claims arising from any negligent or otherwise wrongful act or omission of Landlord or any of its employees, agents, invitees, visitors or contractors and all reasonable costs and expenses incurred in connection with the management of the building or a breach of the terms of this lease. If any claim, action or proceeding is made or brought against either party, which claim, action or proceeding the other party shall be obligated to indemnify such first party against, pursuant to the terms of this lease, then, upon demand by the indemnified party, at its sole cost and expense, shall resist or defend such claim, action or proceeding in the indemnified party's name, if necessary, by such attorneys as the indemnified party shall approve, which approval shall not be unreasonably withheld or delayed. Attorneys for the indemnifying party's insurer which has not denied coverage shall hereby be deemed approved for purposes of this Paragraph.

      B0 Tenant shall secure and keep in full force and effect throughout the term hereof, at Tenant's sole cost and expense (i) Commercial General Liability Insurance, written on an occurrence basis, to afford protection in such amount as Landlord may determine and in no event less than $10,000,000 (which may be satisfied under an umbrella policy as herein provided) combined single limit for personal and bodily injury and death arising therefrom and Broad Form property damage arising out of any one occurrence in, upon, adjacent to or in connection with the demised premises or any part thereof, which insurance shall include coverage for contractual liability (including the matters set forth in Paragraph A above), owner's protective liability, independent contractor's liability and completed operations liability; (ii) during the course of construction of any Tenant's Changes and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value covering the interests of Landlord and Tenant (and their respective contractors and subcontractors) in all work incorporated in the building and all materials and equipment in or about the demised premises; (iii) Workers' Compensation Insurance, as required by law and (iv) such other insurance in such amounts as

Landlord may require from time to time. All such insurance shall contain only such "deductibles" as Landlord shall reasonably approve. The minimum amounts of insurance required under this Paragraph shall not be construed to limit the extent of Tenant's liability under this lease. In addition, prior to any entry upon the demised premises by Tenant or any of Tenant's employees, agents or contractors, Tenant shall deliver or cause to be delivered to Landlord certificates evidencing that all insurance required hereunder is in full force and effect. Tenant shall have the right to insure and maintain the insurance coverages set forth in this Paragraph under blanket insurance policies covering other premises occupied by Tenant so long as such blanket policies comply as to terms and amounts with the insurance provisions set forth in this lease; provided that upon request, Tenant shall deliver to Landlord a certificate of Tenant's insurer evidencing the portion of such blanket insurance allocated to the demised premises.

      C0 All such insurance shall be written in form and substance reasonably satisfactory to Landlord by an insurance company in a financial size category of not less than XII and with general policy holders' ratings of not less than A, as rated in the most current available "Best's" insurance reports, or the then equivalent thereof, and licensed to do business in New York State and authorized to issue such policies. All policies of insurance procured by Tenant shall contain endorsements providing that (a) such policies may not be reduced or cancelled (including for non-payment of premium) or allowed to lapse with respect to Landlord or materially changed or amended except after 45 days' prior notice from the insurance company to Landlord, sent by certified mail, return receipt requested; and (b) Tenant shall be solely responsible for the payment of premiums therefor notwithstanding that Landlord or any other party is or may be named as an additional insured. Duly executed certificates of insurance (including endorsements and evidence of the waivers of subrogation required pursuant to Paragraph E herein) shall be delivered to Landlord, within ten (10) days following the Commencement Date, but in any event prior to the occupancy thereof by Tenant or anyone claiming through or under Tenant. Each renewal or replacement of a policy shall be so deposited at least 30 days prior to the expiration of such policy. Tenant shall not carry any separate or additional insurance concurrent in form or contributing in the event of any loss or damage with any insurance required to be maintained by Tenant under this lease, and all policies of insurance procured by Tenant shall be written as primary policies not contributing with or in excess of coverage that Landlord may carry.

      D0 All insurance procured by Tenant under this Article shall be issued in the names and for the benefit of Landlord (and each member thereof in the event Landlord is a partnership or joint venture to the extent Tenant has been notified thereof) and Tenant, as their respective interests may appear, and shall contain an endorsement that Landlord, although named as an additional insured, nevertheless shall be entitled to recover under said policies for any loss or damages occasioned to it, its agents, employees, contractors, directors, shareholders, partners and principals (disclosed or undisclosed) by reason of the negligence or tortious acts of Tenant, its servants, agents, employees and contractors.

      E0 Each party shall include in each of its insurance policies covering loss, damage or destruction by fire or other casualty (insuring the building and Landlord's property therein and the rental value thereof, in the case of Landlord, and insuring Tenant's personal property and fixtures and business interruption insurance, in the case of Tenant) a waiver of the insurer's right of subrogation against the other party or, if such waiver should be unobtainable or unenforceable, (i) an express agreement that such policy shall not be invalidated if the insured waives before the casualty the right of recovery against any party responsible for a casualty covered by such policies, or (ii) any other form of permission for the release of the other party. If such waiver, agreement or permission shall cease to be obtainable without additional charge, then if the other party shall so elect and shall pay the insurer's additional charge therefor, such waiver, agreement or permission shall be included in the policy, or the other party shall be named as an additional insured in the policy, provided, however, that Tenant shall at no time be named a loss payee under any of Landlord's insurance policies. Notwithstanding the foregoing, any failure by Tenant as an additional insured promptly to endorse to the order of Landlord any instrument for the payment of money under a policy of which Landlord is the owner or original or primary insured shall be a default under this lease.

      F0 Each party hereby releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damage or destruction with respect to its property (including rental value or business interruption) occurring during the term hereof and with respect and to the extent to which it is insured under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured, as provided in Paragraph E above. If, notwithstanding the recovery of insurance proceeds by either party for loss, damage or destruction of its property (or rental value or business interruption), the other party is liable to the first party with respect thereto or is obligated under this lease to make replacement, repair or restoration or payment, then provided the first party's right of full recovery under its insurance policies is not thereby prejudiced or otherwise adversely affected, the amount of the net proceeds of the first party's insurance against such loss, damage or destruction shall be offset against the second party's liability to the first party therefor, or shall be made available to the second party to pay for replacement, repair or restoration, as the case may be.

      G0 The waiver of subrogation or permission for release referred to in Paragraph E above shall extend to the agents of each party and its and their employees. The releases provided for in Paragraph F above shall likewise extend to such agents and employees, if and to the extent that such waiver or permission is effective as to them. Nothing contained in Paragraphs E or F above shall be deemed to impose upon either party any duty to procure or maintain any of the kinds of insurance referred to therein except as otherwise required in this Article. If Tenant shall fail to maintain insurance in effect as required in this Article, the release by Tenant set forth in Paragraph F above shall be in full force and effect to the same extent as if such required insurance (containing a waiver of subrogation) were in effect.

      H0 Landlord agrees that during the term of this lease, Landlord will maintain fire insurance and other insurance coverage for the building (at full replacement value) as required by the terms of the existing superior mortgage (and the premiums therefor shall be included in Operating Expenses as provided in Article 40 hereof), whether or not such mortgage shall then be in effect; except that, if at any time, and from time to time, a lesser standard or different forms of insurance policies (the "Alternative Policies") shall be (i) approved by the superior lessor(s) and superior mortgagee(s), if any, and (ii) then commonly maintained by owners of comparable buildings, then Landlord shall have the right, at Landlord's option, to carry the Alternative Policies in lieu of the aforesaid. Landlord may carry any such insurance under a blanket insurance policy covering other buildings owned or leased by Landlord.

46 ELECTRIC CURRENT:

      A0 Method of Furnishing Electric Current to the Demised Premises

      Tenant shall make all arrangements with the public utility servicing the building (the "Utility") for obtaining electricity directly from the Utility. Tenant shall be responsible to the Utility for the payment of all charges for electricity consumed by Tenant in the demised premises, including, without limitation, for the use of Tenant's air conditioning facility, if any. All meters, panel boards, wiring and other equipment which may be required to obtain electricity from the Utility shall be installed and maintained by Tenant at its expense, but Tenant shall be permitted to use the existing electrical equipment servicing the demised premises. All electric current used in the operation of the heating, ventilation and air-conditioning throughout the demised premises (including fans and motors) shall be the obligation of Tenant. During such time as Tenant shall occupy the entire rentable area of the building (other than the garage space), Landlord shall permit Tenant to use the building's electrical system to obtain electrical services from a public utility company other than the company now servicing the building.

      Interruption or curtailment of such service shall not constitute a constructive or partial eviction nor entitle Tenant to any compensation or abatement of rent, except for actual damage suffered by Tenant caused by Landlord's negligence or willful misconduct. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of the existing feeders to the building or of the risers or wiring installation. Tenant shall make no alteration or additions to the electrical equipment without the prior written consent of Landlord, which consent Landlord agrees not to unreasonably withhold or delay. Provided Tenant is not then in default under any of the material or monetary terms of this lease, following the expiration of any notice or cure periods provided hereunder, Landlord shall respond to such request for consent to alterations or additions to the electrical equipment ("Tenant's Electrical Request") by Tenant named herein within ten (10) business days following receipt of such Tenant's Electrical Request accompanied by all information, plans and specifications reasonably required by Landlord in connection therewith. In the event that Landlord shall fail to respond to any such Tenant's Electrical Request within such ten (10) business day period following delivery thereof and such Tenant's Electrical Request shall cite this provision of this lease and state the time period for Landlord's response and the specific result herein stated for Landlord's failure to timely respond, Landlord's consent to such Tenant's Electrical Request shall be deemed granted.

      B. General Conditions

            1. Landlord shall not be liable to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. The building will be equipped with electrical equipment and facilities sufficient to furnish electric service (connected load) to the demised premises of up to eleven (11) watts per useable square foot, inclusive of HVAC.

            2. Tenant covenants and agrees that at all times its use of electric current shall never exceed the capacity of existing feeders to Tenant's floor(s) or space (if less than an entire floor) or the capacity of the risers or wiring installation in the building. Landlord represents that there are no existing violations of record with respect to the electrical system servicing the building Any riser or risers to supply Tenant's electrical requirements, upon written request of Tenant but subject to the prior written approval of Landlord in each instance, which approval shall not be unreasonably withheld, provided the electrical service to other tenants is not adversely affected thereby, the same will be installed by Tenant, at Tenant's sole cost and expense, the same are necessary and will not cause permanent damage or injury to the building or the demised premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alterations, repairs or expense or interfere with or disturb other tenants or occupants.

47. ADDENDA TO ARTICLE 6 - REQUIREMENTS OF LAW:

      Notwithstanding any provision of Article 6 to the contrary, Landlord shall have the right (but not the obligation), upon notice to Tenant, to perform any of Tenant's obligations which may arise under Article 6 during the term hereof, the cost of which shall be paid by Tenant to Landlord, as additional rent hereunder, within twenty (20) days after demand therefor.

48. BINDING EFFECT:

      It is specifically understood and agreed that this lease is offered to Tenant for signature by the managing agent or leasing agent of the building solely in its capacity as such agent and subject to Landlord's acceptance and approval, and that Tenant shall have affixed its signature hereto with the understanding that such act shall not, in any way, bind Landlord or its agent until such time as this lease shall have been approved and executed by Landlord and delivered to Tenant.

49. AIR CONDITIONING:

      All air conditioning equipment now or hereafter installed by Tenant in the demised premises shall be either of the package air-cooled type or of a type which is supplied by a cooling tower installed by Tenant on the roof of the building in accordance with Section 61C of this lease, and shall service the entire demised premises, window units being expressly prohibited, unless a window unit may be necessary to adequately cool an area of the demised premises which is not sufficiently cooled by Tenant's air conditioning system. Tenant covenants and agrees to maintain said air conditioning equipment in good working order at all times during the term of this lease, to perform all repairs thereto and services, at Tenant's sole cost and expense and to make replacement of parts, at Tenant's expense, as they become necessary. Tenant shall be required to pay in accordance with Article 46 hereof for all electric energy necessary or used in connection with air conditioning in the demised premises. Said air conditioning equipment shall at all times be the sole property of Landlord and be surrendered to Landlord with the demised premises on the expiration or sooner termination of this lease. If any air conditioning equipment exists in any portion of the demised premises at the time of delivery thereof, Landlord shall permit Tenant to use same in accordance with this Article and Tenant agrees to accept such equipment in its then "as-is" condition, and Landlord makes no warranty or representation in connection therewith.

50. AS-IS TENANT'S WORK; CONTRIBUTION:

      A. Tenant acknowledges that it has inspected the demised premises and agrees to accept possession thereof in its then "as-is" physical condition on the date of tendering of possession thereto by Landlord, it being understood and agreed that Landlord shall not except as otherwise specifically provided herein be obligated to make any improvements, alterations or repairs to the demised premises, except that Landlord shall perform the following work to each portion of the demised premises: (i) demolish existing tenant installations; (ii) flash patch floor to provide a carpetable surface; (iii) cap all pipes, which are removed, back to core wall; (iv)replace missing fireproofing, if any; (v) remove all floor covering; (vi) cut back all existing electrical conduit as per code;
(vii) deliver space in broom clean condition; and (viii) provided Tenant shall have notified Landlord to such effect prior to the commencement of the demolition of any portion of the demised premises, remove the existing air conditioning units and ancillary duct work from said portion of the demised premises. Landlord represents that as of the date hereof: (i) the HVAC, electrical, mechanical and plumbing systems are currently in proper working order, (ii) the roof and the basement are currently free from leaks; (iii) there is no asbestos or asbestos containing materials in or about the demised premises; (iv) the existing sprinkler system is in good working order and complies with applicable code and has adequate water pressure for its current configuration; (v) the existing life safety system is in good working order and complies with applicable code; (vi) the existing lavatories are in good working order and comply with applicable code; and (vii) the existing window glass is not broken and all exterior windows are in good working order; and (viii) all existing perimeter heating units are in good working order.

      B. Tenant covenants and agrees, at its sole cost and expense, to promptly commence the construction in and to each portion of the demised premises, other than the Basement Premises (hereinafter defined), of a first-class office, showroom and ancillary use installation of top quality, including all necessary mechanical systems, air conditioning, fire safety systems, lighting fixtures, duct work, fixtures and furnishings all having top quality materials, installation and workmanship, at least equal to Tenant's (or Tenant's affiliates') existing office and showroom space located at Carnegie Hall Tower ("Tenant's Initial Changes"), in accordance with the terms of this lease. It is understood, however, that the appearance (and not the quality) of the installations to the demised premises shall differ from those performed on such premises at Carnegie Hall Tower in that there will be exposed brick surfaces, open ceilings and other aesthetic differences of a similar nature. It shall be a material default under this lease if Tenant shall fail to commence the construction of Tenant's Initial Changes in any portion of the demised premises within twenty-four (24) months following the Delivery Date of such portion or shall thereafter fail to prosecute such work to completion with reasonable diligence, except that, with respect to the fourth (4th) floor of the building, such twenty-four (24) month period shall not commence until such time as the tendering of possession to Tenant of the Delayed Fourth Floor Premises.

      C. 1. Tenant agrees that in addition to Tenant's Initial Changes, Tenant may, as a Tenant's Change hereunder, at its sole cost and expense, subject to reimbursement in accordance with this Section C, perform work, installations and alterations in and to the common areas of the building in order to upgrade the 11th Avenue and 50th Street lobby areas in the building (the "Common Area Work") in accordance with plans and specifications approved in advance by Landlord in accordance with Article 42 hereof. Landlord and Tenant agree to mutually cooperate with each other so that the plans, performance and completion of the Common Area Work shall be reasonably satisfactory to each party. At the time Tenant requests Landlord's written consent to the Common Area Work, Tenant shall deliver to Landlord detailed plans and specifications therefor along with a reasonable estimate of the total cost thereof. Provided Tenant is not then in default under any of the material or monetary terms of this lease, following the expiration of any notice or cure periods provided hereunder, Landlord shall respond to such request for consent ("Tenant's Request") by Tenant named herein within ten (10) business days following receipt of such Tenant's Request accompanied by all information, estimates, plans and specifications reasonably required by Landlord in connection therewith. In the event that Landlord shall fail to respond to any such Tenant's Request within such ten (10) business day period following delivery thereof and such Tenant's Request shall cite this provision of this lease and state the time period for Landlord's response and the specific result herein stated for Landlord's failure to timely respond, Landlord's consent to such Tenant's Request shall be deemed granted.

            2. So long as Tenant is not then in default under this lease, beyond the expiration of applicable notice and cure periods, and Tenant shall submit to Landlord reasonable documentation evidencing the cost of the Common Area Work actually incurred by Tenant ("evidence of payment") and final lien waivers from all vendors, mechanics, laborers and material men covering the Common Area Work, Landlord shall reimburse Tenant named herein fifty (50%) percent of the cost of the Common Area Work evidenced by the evidence of payment, but not more than $100,000.00 (less any amounts expended by Landlord pursuant to the following sentence), within sixty (60) days following request therefor along with such final lien waivers and evidence of payment therefor. If Landlord shall fail to make any such payment duly owing to Tenant pursuant to the preceding sentence within such sixty (60) day period, then, from and after such period, interest at the Expense Interest Rate shall accrue on any outstanding amount until same shall be paid by Landlord. Landlord agrees at the request of Tenant named herein to upgrade the existing elevator cabs, but, notwithstanding the foregoing, the total aggregate amount expended by Landlord pursuant to this Section C and in connection with the Common Area Work and the work to the elevator cabs shall in no event exceed One Hundred Thousand and 00/100 ($100,000.00) Dollars and any amounts in excess thereof shall be the sole responsibility of Tenant.

51. FIXED RENT; FREE FIXED RENT:

      A. Tenant shall pay to Landlord, without notice or demand and without any abatement, deduction or setoff whatsoever, in lawful money of the United States of America, by check at

Landlord's office or such other place as Landlord may designate, annual fixed rent (herein sometimes referred to as the "fixed rent") as follows:

            (i) An amount equal to the product of the SFA attributable to each portion of the demised premises multiplied by $15.00; commencing, for each such portion, on the date such portion of the demised premises is tendered for delivery by Landlord to Tenant (with respect to each such portion, the "Delivery Date") and ending on the day immediately preceding the fifth (5th) anniversary of the Delivery Date for such portion;

            (ii) An amount equal to the product of the SFA attributable to each portion of the demised premises multiplied by $17.00; commencing on the fifth
(5th) anniversary of the Delivery Date for each such portion and ending on the day immediately preceding the tenth (10th) anniversary of the Delivery Date for each such portion; and

            (iii) An amount equal to the product of the SFA attributable to each portion of the demised premises multiplied by $19.00; commencing on the tenth
(10th) anniversary of the Delivery Date for each such portion and ending on the Expiration Date.

all of which shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this lease, except that Tenant shall pay, upon the execution and delivery of this lease by Tenant, the amount of $33,125.00 to be applied to the first installment of fixed rent due under this lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the fixed rent for such calendar month shall be prorated on the basis of the number of days of the lease term within such calendar month, and the balance of the first month's fixed rent theretofore paid shall be credited against the next monthly installment of fixed rent.

      B. Provided Tenant is not then in default under the terms, covenants and conditions of this lease, beyond the expiration of applicable notice and cure periods provided hereunder, Tenant shall have the right to use and occupy the demised premises free solely of fixed rent applicable to the portion of the demised premises for which possession has been tendered to Tenant for the seven
(7) month period (the "Free Fixed Rent Period") commencing on the Delivery Date thereof, except that Tenant shall pay to Landlord all other fixed and additional rent and other charges payable hereunder (including, without limitation charges payable pursuant to Article 46 of this lease for the furnishing to Tenant of electric current) during the Free Fixed Rent Period. Except for the free fixed rent allowance as herein provided, Tenant shall use and occupy the demised premises during the Free Fixed Rent Period pursuant to all of the other terms, covenants and conditions of this lease.

52. MISCELLANEOUS:

      A. Without incurring any liability to Tenant, Landlord may permit access to the demised premises and open the same, whether or not Tenant shall be present, upon demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshall or court officer entitled to, or reasonably purporting to be entitled to, such access for the purpose of taking possession of, or removing, Tenant property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this lease, or in or to the premises), or upon demand of any representative of the fire, police, building, sanitation or other Department of the city, state or federal governments.

      B. No receipt of monies by Landlord from Tenant, after any reentry or after the cancellation or termination of this lease in any lawful manner, shall reinstate this lease; and after the service of notice to terminate this lease, or after the commencement of any action, proceeding or other remedy, Landlord may demand, receive and collect any monies due, and apply them on account of Tenant obligations under this lease but without in any respect affecting such notice, action, proceeding or remedy, except that if a money judgment is being sought in any such action or proceeding, the amount of such judgment shall be reduced by such payment.

      C. If Tenant is in arrears in the payment of fixed rent or additional rent, Tenant waives its right, if any, to designate the items in arrears against which any payments made by Tenant are to be credited and Landlord may apply any of such payments to any such items in arrears as Landlord, in its sole discretion, shall determine, irrespective of any designation or request by Tenant as to the items against which any such payments shall be credited.

      D. No payment by Tenant nor receipt by Landlord of a lesser amount than may be required to be paid hereunder shall be deemed to be other than on account of any such Payment, nor shall any endorsement or statement on any check or any letter accompanying any check tendered as payment be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such payment due or pursue any other remedy in this lease provided.

      E. If in this lease it is provided that Landlord's consent or approval as to any matter will not be unreasonably withheld, and it is established by a court or body having final jurisdiction thereover that Landlord has been unreasonable, the only effect of such finding shall be that Landlord shall be deemed to have given its consent or approval; but Landlord shall not be liable to Tenant in any respect for money damages by reason of withholding its consent, unless it shall have been judicially determined that Landlord acted maliciously or in bad faith in withholding such consent or approval.

      F. In every case in which Tenant is required by the terms of this lease to pay to Landlord a sum of money and payment is not made within seven (7) days after notice thereof to Tenant, interest shall be payable on such sum or so much thereof as shall be unpaid from the date it becomes due until it is paid. Such interest shall be at an annual rate which shall be two (2) percentage points above the prime commercial lending rate of Citibank, N.A., charged to its customers of highest credit standing for ninety (90) day unsecured loans, in effect from time to time, but in no event more than the highest rate of interest which at such time shall be permitted under the laws of the State of New York.

      G. Intentionally omitted.

      H. 1. Supplementing the provisions of Article 34 hereof, Landlord will deposit said security in an interest bearing account and unless paid or applied for the use or rental of the demised premises upon default of Tenant as hereinabove provided, Landlord will deliver or cause to be delivered to Tenant, such interest as is allowed on said account at the end of the term, less one (1%) percent per annum administration expense allowed by law applicable to any cash security to be deposited in accordance with Paragraph 4 of this Section.

            2. If Landlord shall use, apply or retain the whole or any part of the security as provided in Article 34, Tenant shall, upon demand by Landlord, restore the amount so used, applied or retained within ten (10) business days after demand is made therefor.

            3. In lieu of the cash security provided for in Article 34 hereof and this Section H, Tenant may deliver to Landlord, as security pursuant to said Article, an irrevocable, clean, commercial letter of credit (the "Letter") in the amount then required pursuant to this lease (the "Security Deposit Amount"), issued by a "money center" bank which is authorized by the State of New York to conduct banking business in New York State and is a member of the New York Clearing House Association, which shall permit Landlord (a) to draw thereon up to the full amount of the credit evidenced thereby in the event of any default by Tenant in the terms, provisions, covenants or conditions of this lease or (b) to draw the full amount thereof to be held as cash security pursuant to said
Article if for any reason the Letter is not renewed within sixty (60) days prior to its expiration date. The Letter (and each renewal thereof) shall (i) be for a term of not less than one (1) year (except that the last Letter shall be for a term expiring sixty (60) days after the Expiration Date); (ii) expressly provide for the issuing bank to notify Landlord in writing not less than sixty (60) days prior to its expiration as to its renewal or non-renewal, as the case may be, and if not so renewed each year (or later period of expiration) shall be immediately available for Landlord to draw up to the full amount of such credit (to be held as cash security pursuant to said Article 34); (iii) be fully transferable by the beneficiary thereof (and its successors and assigns) without charge; and (iv) be in form and substance approved by Landlord. Not less than forty-five (45) days prior to the expiration date of each Letter (and every renewal thereof), Tenant shall deliver to Landlord a renewal or new Letter subject to all of the conditions aforesaid, all to the intent and purposes, that a Letter in the amount of the Security Deposit Amount shall be in effect during the entire term of this lease. In the event Landlord applies or retains any portion or all of the proceeds of the Letter, Tenant shall within five (5) business days restore the amount so applied or retained by causing the bank issuing the then Letter to issue an amendment thereto, so that, at all times, the amount of the Letter which may be drawn upon shall be the Security Deposit Amount. Failure by Tenant to comply with the provisions of this Article shall be deemed a material default hereunder entitling Landlord to exercise any and all remedies as provided in this lease for default in the payment of fixed rent and, to draw on the existing Letter up to its full amount.

            4. Provided Tenant is not then in default under the terms of this lease, beyond the expiration of applicable notice and cure periods provided hereunder, then, upon payment by

Tenant of the first installment of fixed rent due following the Free Fixed Rent Period set forth in Section B of Article 51 hereof, with respect to the portion of the demised premises delivered to Tenant on the Commencement Date, the security deposit required under this Article shall, subject to Section H.5 of this Article, be reduced to $0.00.

            5. In the event that the net worth of Tenant as indicated by financial statements prepared in accordance with generally accepted accounting principles consistently applied, prepared and certified as correct by an independent certified public accountant (which statements shall be delivered to Landlord upon request), indicate that Tenant has a net worth of less than $30,000,000.00 (the "Minimum Net Worth"), then thereafter the security required to be maintained by Tenant under this lease shall be increased by an amount equal to the fixed annual rent payable under this lease, as such fixed annual rent shall be increased pursuant to Article 51 hereof.

      I. Intentionally Omitted.

      J. 1. In amplification of Article 7 hereof, this lease, and all rights of Tenant hereunder, are and shall be, subject and subordinate, in all respects to all mortgages (collectively the "Mortgage") now or hereafter made covering the building and the lien created thereby and to each and every advance made or hereafter to be made under the Mortgage, and to all renewals, modifications, spreaders, consolidations, replacements and extensions thereof, including any increase in the principal sum secured thereby, and any increase in the rate of interest provided therein, and to each and all of the rights of the respective mortgagee thereunder. With respect to the existing mortgage covering the building, this Paragraph shall be self-operative and no further instrument of subordination shall be required. In confirmation of any subordination under this Section J, Tenant shall promptly execute and deliver any certificate that any such mortgagee may reasonably request, but not more frequently than twice in any eighteen (18) month period. To the extent not so provided by applicable law, in the event of the enforcement by such mortgagee of the remedies provided for by law or by the Mortgage, if such mortgagee or any successors or assigns of such mortgagee shall, at its or their sole option, succeed to the interest of Landlord under this lease whether through possessory or foreclosure action or a deed in lieu of foreclosure and this lease shall not be terminated or affected by such foreclosure or any such proceedings, Tenant shall attorn to and recognize such mortgagee (or its successors or assigns) as its landlord upon the terms, covenants, conditions and agreements contained in this lease to the same extent and in the same manner as if this lease was a direct lease between such mortgagee (or its successors or assigns) and Tenant, except that such mortgagee (or its successors or assigns), whether or not it shall have succeeded to the interest of Landlord under this lease, shall not (a) have any liability for refusal or failure to perform or complete any work required to be performed by Landlord under this lease or any workletter annexed hereto, to prepare the demised premises for occupancy in accordance with the provisions of this lease,
(b) be liable for any act, omission or default of any prior landlord under this lease, (c) be subject to any offsets, claims or defenses which shall have heretofore accrued to Tenant against any prior landlord under this lease, and
(d) be bound by any rent or additional rent which Tenant might have paid to any prior landlord for more than one (1) month in advance except as otherwise provided in the Mortgage.

            2. Landlord agrees that it shall obtain and deliver to Tenant as to the present superior mortgage covering the real property of which the demised premises form a part on or before the expiration of the Free Fixed Rent Period, and thereafter as to any future superior mortgage, a non-disturbance agreement in form and substance customarily adopted by said mortgagee. Tenant agrees as a condition to the delivery of said non-disturbance agreement to (i) execute and deliver to such mortgagee a subordination and attornment agreement in form and substance customarily adopted by such mortgagee and (ii) reimburse Landlord for all expenses charged by such mortgagee or its legal counsel in connection with obtaining and delivering any such agreements. including reasonable legal expenses.

      K. Tenant shall not cause or permit any Hazardous Materials (hereinafter defined) to be used, stored, transported, released, handled, produced or installed in, on or from the demised premises or the building. "Hazardous Materials", as used herein, shall mean any flammables, explosives, radioactive materials, hazardous wastes, hazardous and toxic substances or related materials, asbestos or any material containing asbestos, or any other substance or material included in the definition of "hazardous substances", "hazardous wastes", "hazard materials", "toxic substances", "contaminants" or any other pollutant, or otherwise regulated by any Federal, state or local environmental law, ordinance, rule or regulation including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing. In the event of a violation of any of the foregoing provisions of this Paragraph, Landlord may, without notice and without regard to any grace period contained herein, take all remedial action deemed necessary by Landlord to correct such condition and Tenant shall reimburse Landlord for the cost thereof, upon demand, as additional rent. The provisions of this Paragraph shall not prohibit Tenant from maintaining customary and normal office equipment and supplies provided such items are used, stored and safeguarded as required and only in quantities permitted by applicable law and insurance bodies.

      L. Intentionally Omitted.

      M. Intentionally Omitted.

      N. Landlord will not be required to furnish any services, including window or other cleaning services, except as otherwise expressly provided in this lease. Tenant shall deal directly with the public utility servicing the building for all services not specifically the obligation of Landlord hereunder. Tenant, at its sole cost and expense, shall clean and maintain all windows in or about the demised premises, except that Landlord agrees to clean the existing windows and replace any broken glass not caused by Tenant or its contractors, employees or agents, on one (1) occasion, at Tenant's request, and provided Landlord shall be permitted reasonable access by Tenant, prior to Tenant's initial move-in to the demised premises. Notwithstanding anything in this lease to the contrary, Landlord shall maintain, repair, clean and provide snow removal to the sidewalk adjacent to the building, provided Tenant remains liable for repairs to the sidewalk occasioned by the conduct or omissions of Tenant, its contractors, employees or agents. Landlord shall maintain the lobby areas in good working order during the term, including ordinary maintenance and repairs and repainting, if necessary, and if the lobby areas shall be refurbished, Landlord shall maintain same in a manner commensurate with the then condition thereof. Landlord shall maintain the existing perimeter heating units in the demised premises in good working order during the term hereof.

      O. If the Expiration Date or the date of sooner termination of this lease shall fall on a day which is not a business day, then Tenant's obligations under Articles 3 and 22 hereof shall be performed on or prior to the immediately preceding business day. Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights which Tenant or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and of any similar or successor law of same import then in force, in connection with any holdover proceedings which Landlord may institute to enforce the provisions of this lease. Tenant acknowledges that possession of the demised premises must be surrendered to Landlord on the Expiration Date or the date of sooner termination of this lease. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the demised premises will be extremely substantial, will exceed the amount of the monthly installments of the fixed rent and additional rent payable hereunder and will be impossible to accurately measure. Tenant agrees that if possession of the demised premises is not surrendered to Landlord on the Expiration Date (or sooner termination of this lease), in addition to any other rights or remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages suffered by Landlord, Tenant hereby indemnifies Landlord against liability arising from Tenant's failure to surrender the demised premises as provided herein, including any claims made by any succeeding tenant or prospective tenant founded upon delay in obtaining possession of the demised premises and Tenant shall pay to Landlord on account of use and occupancy of the demised premises for each month and for each portion of any month during which Tenant holds over in the demised premises after the Expiration Date (or sooner termination of this lease) a sum equal to one hundred fifty (150%) percent of the aggregate of that portion of the fixed rent and additional rent which was payable under this lease during the last month of the term. Nothing herein contained shall be deemed to permit Tenant to retain possession of the demised premises after the Expiration Date (or sooner termination of this lease) or to limit in any manner Landlord's right to regain possession of the demised premises through summary proceedings, or otherwise, and no acceptance by Landlord of payments from Tenant after the Expiration Date shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Paragraph. The provisions of this Paragraph shall survive the Expiration Date.

      P. This lease contains the entire agreement between the parties and all prior negotiations and agreements are merged into this lease. This lease may not be changed, modified, terminated or discharged, in whole or in part, nor any of its provisions waived except by a written instrument which (i) expressly refers to this lease, (ii) is executed by the party against whom enforcement of the change, modification, termination, discharge or waiver is sought and (iii) is permissible under all mortgages affecting the real property of which the demised premises are a part and any underlying leases.

      Q. Tenant expressly acknowledges that neither Landlord nor Landlord's agents has made or is making, and Tenant, in executing and delivering this lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this lease, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth in this lease.

      R. Any apportionments or prorations of rent to be made under this lease shall be computed on the basis of a 360 day year, with 12 months of 30 days each.

      S. This lease shall be governed in all respects by the laws of the State of New York. Tenant hereby specifically consents to jurisdiction in the State of New York in any action or proceeding arising out of this lease and/or the use and occupation of the demised premises. If Tenant at any time after date of execution hereof or during the term hereof shall not be a New York partnership or a New York corporation or a foreign corporation qualified to do business in New York State, Tenant shall designate in writing, an agent in New York County for service under the laws of the State of New York for the entry of a personal judgment against Tenant. Tenant by notice to Landlord shall have the right to change such agent provided that at all times there shall be an agent in New York County for service. In the event of any revocation by Tenant of such agency, such revocation shall be void and have no force and effect unless and until a new agent has been designated for service and Landlord notified to such effect. If any such agency designation shall require a filing in the office of the Clerk of the County of New York, same shall be promptly accomplished by Tenant, at its expense and a certified copy transmitted to Landlord.

      T. If Tenant is a corporation, each person executing this lease on behalf of Tenant hereby covenants, represents and warrants that Tenant is a duly incorporated or duly qualified (if foreign) corporation and is authorized to do business in the State of New York (a copy of evidence thereof to be supplied to Landlord upon request); and that each person executing this lease on behalf of Tenant is an officer of Tenant and that he is duly authorized to execute, acknowledge and deliver this lease to Landlord (a copy of a resolution to that effect to be supplied to Landlord upon request). Landlord covenants and warrants that it has the full right and lawful authority to enter into this lease for the full term aforesaid and for all extensions and renewals, if any, and Landlord has lawful title to the building.

      U. 1. If Tenant is a partnership (or is comprised of 2 or more persons, individually, or as joint venturers or as copartners of a partnership) or if Tenant's interest in this lease shall be assigned to a partnership (or to 2 or more persons, individually, or as joint venturers or as copartners of a partnership) pursuant to Articles 11 and 41 (any such partnership and such persons are referred to in this Paragraph as "Partnership Tenant"), the following provisions of this Paragraph shall apply to such Partnership Tenant;
(i) the liability of each of the parties comprising Partnership Tenant shall be joint and several, and (ii) each of the parties comprising Partnership Tenant hereby consents in advance to, and agrees to be bound by, any modifications, termination, discharge or surrender of this lease which may hereafter be made and by any notices, demands, requests or other communications which may hereafter be given, by Partnership Tenant or by any of the parties comprising Partnership Tenant, and (iii) any bills, statements, notices, demands, requests or other communications given or rendered to Partnership Tenant or to any of the parties comprising Partnership Tenant shall be deemed given or rendered to Partnership Tenant and to all such parties and shall be binding upon Partnership Tenant and all parties, and (iv) if Partnership Tenant shall admit new partners, all such new partners shall, by their admission to Partnership Tenant, be deemed to have assumed performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed, and (v) Partnership Tenant shall give prompt notice to Landlord of the admission of any such new partners, and upon demand of Landlord, shall cause each such new partner to execute and deliver to Landlord an agreement in form satisfactory to Landlord, wherein each such new partner shall assume performance of all of the terms, covenants and conditions of this lease on Tenant's part to be observed and performed (but neither Landlord's failure to request any such agreement nor the failure of any such new partner to execute or deliver any such agreement to Landlord shall vitiate the provisions of subdivision (iv) of this Paragraph).

            2. No Partnership Tenant shall convert to or become a corporation, limited liability company, registered limited liability partnership or any other form of business organization (any such entity being referred to herein as a "Successor Entity"), without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion. Notwithstanding the foregoing, Landlord will not unreasonably withhold or delay such consent provided that: (i) Tenant shall cause each partner of Tenant to execute and deliver to Landlord an agreement, in form and content satisfactory to Landlord, pursuant to which each partner of Tenant agrees to remain personally liable jointly and severally for all of the terms, covenants and conditions of the Lease that are to be observed and performed by the Successor Entity, including the payment of rent; (ii) The Successor Entity shall have a net worth ("Net Worth"), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the Minimum Net Worth; (iii) Tenant is not in default of any of the terms, covenants, or conditions of this Lease on the proposed effective date of such conversion; (iv) The Successor Entity succeeds to all of Tenant's business and assets; (v) Tenant shall reimburse Landlord within ten (10) days following demand by Landlord for any and all reasonable costs and expenses that may be incurred by Landlord in connection with the conversion of Tenant to a Successor Entity, including, without limitation, any attorney's fees and disbursements; and (vi) Tenant shall deliver to Landlord the written opinion of counsel acceptable to Landlord in form and content relating to compliance with the requirements specified in subparagraphs (i) and (iv). The Successor Entity shall be bound by the provisions of Paragraph U 1. and all the other provisions of this lease as if it were the Partnership Tenant.

      V. Except as otherwise provided herein, and except for the inside surfaces of all walls, windows and doors bounding the demised premises, all of the building including exterior building walls, terraces, core corridor walls and doors and any core corridor entrance and any space in or adjacent to the demised premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other building facilities, and the use thereof, as well as access thereto through the demised premises for the purpose of operation, maintenance, decoration and repair, are reserved to Landlord.

      W. Notwithstanding anything in the recitals of this lease to the contrary, all payments of fixed rent and/or additional rent due under this lease shall be paid as provided hereunder, by check written on Tenant's account from an institution having a New York City branch which is a member of the New York Clearing House Association, made payable to "SAAR Company, LLC", c/o of Newmark & Company Real Estate, Inc., at 125 Park Avenue, New York, New York, until such time as Landlord shall notify Tenant otherwise.

      X. Landlord, at its expense, and on Tenant's request, shall maintain initial listings on the building directory of the name of Tenant and the names of its principles and officers, provided that the names so listed shall not take up more than Tenant's Proportionate Share (as determined in Article 39 hereof) on the building's directory, not to exceed twenty (20) listings. Any subsequent or substitute listings, if approved by Landlord, shall be installed at Tenant's expense, the cost of which shall not exceed the actual cost to Landlord thereof.

      Y. If (i) there shall be, for at least seven (7) consecutive days (after written notice from Tenant to Landlord specifying the circumstances involved) during business hours, a substantial interference of Tenant's use and occupancy of the entire demised premises as the result of: (a) a total disruption of electric service to the demised premises, as the result of Landlord's negligence or willful misconduct; or (b) the performance of a repair or maintenance obligation which Landlord is required to perform to the building pursuant to this lease (hereinafter collectively called an "Abatement Event"); (ii) said Abatement Event prevents Tenant from conducting its business in the ordinary course in the demised premises for a period in excess of seven (7) consecutive days, (iii) Tenant has been compelled to (and actually has) as a result of said Abatement Event, discontinued doing business in the demised premises, (iv) said Abatement Event is attributable to the negligence or wrongful acts of Landlord or the breach of its obligations hereunder and not attributable to the acts or omissions of the public utility furnishing such service or any other reason beyond Landlord's reasonable control, and (v) Landlord is unable to provide any reasonable alternate in lieu thereof, then in addition to any other remedy of Tenant, Tenant shall be permitted to request, upon not less than ten (10) days' prior written notice to Landlord, that the American Arbitration Association (or any successor thereto) in New York City determine the amount of the rental abatement, if any, to which Tenant is entitled (solely for the period commencing on the first business day after Tenant gave Landlord notice of the Abatement Event until such time as such Abatement Event shall in fact have been cured) by reason of the adverse affect, if any, which such Abatement Event had on Tenant's conduct of its permitted business activities in the demised premises. Such determination shall be made by the American Arbitration Association in accordance with its rules then obtaining and the decision of the arbitrators appointed pursuant thereto shall be binding upon the parties, and may be entered as a judgment in any court having jurisdiction thereover. The fees and expenses of such arbitration shall be borne by the losing party; provided, however, that if each party is to a degree unsuccessful, said fees and expenses shall be borne in accordance with their relative degree of success as determined by such arbitration.

53. RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 33:

      A. 1. The sidewalks, driveways, entrances, passages, lobby, esplanade areas, plazas, elevators, vestibules, stairways and common corridors shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the demised premises and Tenant shall not permit any of its employees, agents or invitees to congregate in any of said areas. No door mat of any kind whatsoever shall be placed or left in any public hall or outside any entry door of the demised premises, except as otherwise specifically provided herein.

            2. The skylights, windows, and doors that reflect or admit light and air into the public halls, passageways or other public places in the building or the space occupied by other tenants shall not be covered or obstructed by Tenant.

            3. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed, and no sweepings, rubbish, rags, acids or other substances shall be thrown or deposited therein. All damages resulting from any misuse of the fixtures shall be repaired at the expense of the tenant who, or whose servants, employees, agents, visitors or licensees shall have caused the same.

            4. No motorized vehicles, animals (other than in carrying boxes), fish (other than in fish tanks) or birds (other than in cages) shall be brought into or kept in or about the premises, except that motorized vehicles shall be permitted in the Refusal Space (hereinafter defined) as and when same is made a part of the demised premises and in the Basement Premises, if permitted by law, provided that any alterations or improvements to the Basement Premises for such usage shall be performed by Tenant, at its expense, and any increase in the building's insurance premiums as a result thereof shall be paid by Tenant as additional rent.

            5. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television which, in the reasonable judgment of Landlord, materially adversely disturbs other tenants in the building, shall be made or permitted by any tenant. Nothing shall be done or permitted in the demised premises by Tenant which would materially adversely impair or interfere with the use or enjoyment by any other tenant of any other space in the building. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

            6. Each tenant shall, upon the termination of its tenancy, turn over to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of any keys furnished by Landlord, such tenant shall pay to Landlord the cost thereof.

            7. Tenant shall be permitted access to the demised premises twenty-four (24) hours a day, seven (7) days a week, subject to Landlord's reasonable security measures.

            8. Unless Landlord shall furnish electrical energy hereunder as a service included in the rent, Tenant shall, at Tenant's expense, provide artificial light and electrical energy for the employees of Landlord and/or Landlord's contractors making repairs or alterations in the demised premises.

            9. The demised premises shall not be used for any immoral or illegal purposes.

            10. Canvassing, soliciting and peddling in the building are prohibited and each tenant shall cooperate to prevent the same.

            11. There shall not be used in any space, or in the public halls of the building, either by any tenant or by jobbers or any others, in the moving or delivery or receipt of safes, freight, furniture, packages, boxes, crates, paper, office material, or any other matter or thing, any hand trucks except those equipped with rubber tires, side guards and such other safeguards as Landlord shall reasonably require, unless Tenant shall take necessary steps to prevent damage to the building and shall be responsible, at Tenant's expense, to repair any damage to the building caused thereby.

            12. Tenant shall not cause or permit any odors of cooking or other processes or any unusual or objectionable odors to emanate from the demised premises which would materially adversely affect other tenants or create a public or private nuisance.

            13. Notwithstanding anything contained in this lease to the contrary, any entrance door or doors leading from the demised premises into the public corridor shall be repaired and/or maintained by Tenant, at Tenant's sole cost and expense, including, without limitation, repair and maintenance of the enframement and mechanisms of said door(s) whether such repair or maintenance is caused by any damage by Tenant, its employees, workmen or contractors, by ordinary wear and tear or otherwise.

            14. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions, and boards regarding the collection, sorting, separating and recycling of waste products, garbage, refuse and trash.

      B. For any period of time that Tenant shall occupy the entire rentable area of the building, other than the garage space, the terms of Sections 2, 5, 7, 10, 12 and 13 shall not apply.

54. RENT RESTRICTIONS:

      If the fixed rent or any additional rent shall be or become uncollectible by virtue of any law, governmental order or regulation, or direction of any public officer or body, Tenant shall enter into such agreement or agreements and take such other action (without additional expense to Tenant) as Landlord may request, as may be legally permissible, to permit Landlord to collect the maximum fixed rent and additional rent which may, from time to time during the continuance of such legal rent restriction be legally permissible, but not in excess of the amounts of fixed rent or additional rent payable under this lease. Upon the termination of such legal rent restriction, (a) the fixed rent and additional rent, after such termination, shall become payable under this lease in the amount of the fixed rent and additional rent set forth in this lease for the period following such termination, and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the fixed rent and additional rent which would have been paid pursuant to this lease, but for such rent restriction, less (ii) the fixed rent and additional rent paid by Tenant to Landlord during the period that such rent restriction was in effect.

55. ADDENDUM TO ARTICLE 16 - BANKRUPTCY:

      A. If Tenant assumes this lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. ss. 101 et seq. (the "Bankruptcy Code") to any person or entity who shall have made a bona fide offer to accept an assignment of this lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the lease, including, without limitation, the assurance referred to in section 365(b)(3) of the Bankruptcy Code, shall be given to Landlord by Tenant not later than ninety (90) days after receipt by Tenant but in no event later than sixty (60) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this lease.

      B. If this lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other considerations payable or otherwise delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's Property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to Landlord.

      C. Any person or entity to which this lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed without further act or deed to have assumed all of the obligations arising under this lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

      D. Nothing contained in this Article shall, in any way, constitute a waiver of the provisions of this lease relating to assignment. Tenant shall not, by virtue of this Article, have any further rights relating to assignment other than those granted in the Bankruptcy Code.

      E. Notwithstanding anything in this lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this lease, whether or not expressly denominated as rent, shall constitute rent for the purposes of Section 502(b)(7) of the Bankruptcy Code.

      F. The term "Tenant" as used in this Article includes any trustee, debtor in possession, receiver, custodian or other similar officer.

56. SECOND FLOOR PREMISES:

      A. The entire rentable area of the second (2nd) floor of the building (the "Second Floor Premises") is currently subject to a lease (the "Existing 2nd Floor Lease") which is scheduled to expire as set forth in Exhibit "D" hereto. Provided that this lease shall be in full force and effect and without default of any of the obligations required to be observed or performed by Tenant hereunder beyond the expiration of applicable notice and cure periods, and Tenant named herein shall occupy all of the demised premises for the conduct of its business, then Tenant shall have the one-time option (the "Second Floor Option") exercisable only upon delivery of notice to Landlord (the "Second Floor Notice") no later than October 31, 2001 (the "Second Floor Notice Date") to lease the Second Floor Premises in accordance with the terms of this Article commencing on the date of tendering of delivery of possession thereof to Tenant (the "Second Floor Commencement Date") for the remainder of the term of this lease; provided, however, that if the Existing 2nd Floor Lease shall terminate prior to the stated expiration date thereof, Tenant will additionally have the Second Floor Option provided above with a Second Floor Notice Date which is thirty (30) days following notice by Landlord to Tenant of such earlier termination. If Tenant shall fail to exercise such earlier option, Tenant will continue to have the previously stated Second Floor Option.

      B. In the event that Tenant shall desire to exercise the Second Floor Option, Tenant shall send the Second Floor Notice to Landlord on or before the Second Floor Notice Date. Time is of the essence with respect to Tenant's giving of the Second Floor Notice to Landlord.

      C. If Tenant fails to give the Second Floor Notice to Landlord on or before the Second Floor Notice Date, the Second Floor Option shall be deemed revoked, null and void, and of no further force and effect, and Landlord may thereafter proceed with the leasing of all or a portion of the Second Floor Premises during the balance of the term of this lease upon any terms and conditions.

      D. If Tenant shall send the Second Floor Notice to Landlord on or before the Second Floor Notice Date and in the manner set forth in Section B, then the parties hereto shall enter into an amendment to this lease (the "Second Floor Amendment"), which Second Floor Amendment shall provide that effective as of the Second Floor Commencement Date, the Second Floor Premises shall be deemed included in the demised premises upon all of the same terms, covenants and conditions contained in this lease, except that:

            1. the rental plan for the Second Floor Premises shall be added to and become a part of Exhibit "A" to this lease;

            2. the SFA shall be increased by 21,000 and the annual fixed rent payable by Tenant pursuant to Article 51 of this lease shall be adjusted accordingly, taking into account rental adjustments set forth therein commencing with the rental rate per square foot then applicable to the portion of the demised premises tendered to Tenant upon the Commencement Date;

            3. Article 50 of this lease shall apply to the Second Floor Premises and Tenant shall be required to perform Tenant's Initial Changes thereto, and otherwise comply with the terms of said Article;

            4. "Tenant's Proportionate Share," as such term is defined in Sections 39(A)(4) and 40(A)(2) of this lease, shall be adjusted in accordance with the increase in the SFA provided in this Section; and

            5. If Landlord is unable to give possession of the Second Floor Premises to Tenant because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason beyond Landlord's reasonable control, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this lease shall not be impaired under such circumstances, except that if Landlord shall fail to tender possession thereof to Tenant on or before the date which is one (1) year following the expiration date of the Existing 2nd Floor Lease, Tenant may, at its option, by notice delivered to Landlord within ten (10) days following the end of such one (1) year period, cancel the exercise of the foregoing option, and the Second Floor Premises shall not be included in the demised premises, and this Article shall thereafter be of no further force of effect.

57. FIFTH FLOOR PREMISES:

      A. Subject to the terms of Article 60 hereof, the leasing of the Fifth Floor Premises shall commence on January 1, 2003 (the "Fifth Floor Commencement Date") and effective as of the Fifth Floor Commencement Date the Fifth Floor Premises shall be deemed included in the demised premises upon all of the same terms, covenants and conditions contained in this lease, except that:

            1. the rental plan for the Fifth Floor Premises shall be added to and become a part of Exhibit "A" to this lease;

            2. the SFA shall be increased by the rentable square foot area of subject Fifth Floor Premises as set forth in Section 18 of Article 38 hereof, and the annual fixed rent payable by Tenant pursuant to Article 51 of this lease shall be adjusted accordingly;

            3. Article 50 of this lease shall apply to the Fifth Floor Premises and Tenant shall be required to perform Tenant's Initial Changes thereto, and otherwise comply with the terms of said Article; and

            4. "Tenant's Proportionate Share," as such term is defined in Sections 39(A)(4) and 40(A)(2) of this lease, shall be adjusted in accordance with the increase in the SFA provided herein.

58. BASEMENT PREMISES:

      A. The portion of the basement space in the building as shown on the rental plan annexed hereto as Exhibit "B" and made a part hereof (the "Basement Premises") is now occupied pursuant to a lease (the "Basement Lease") which is scheduled to expire as set forth in Exhibit "D" hereto. Provided that this lease shall be in full force and effect and without default of any of the obligations required to be observed or performed by Tenant hereunder beyond the expiration of applicable notice and cure periods, and Tenant named herein shall occupy all of the demised premises for the conduct of its business, then Tenant shall have the one-time option (the "Basement Option") exercisable only upon delivery of notice to Landlord (the "Basement Notice") no later than June 30, 2000 (the "Basement Notice Date") to lease the Basement Premises in accordance with the terms of this Article commencing on the date of tendering of delivery of possession thereof to Tenant (the "Basement Commencement Date") for the remainder of the term of this lease; provided, however, that if the Existing Basement Lease shall terminate as the result of a default by tenant thereunder prior to the stated expiration date thereof, Tenant shall have the Basement Option provided above with a Basement Notice Date which is thirty (30) days following notice by Landlord to Tenant of such earlier termination (the "Early Basement Option").

      B. In the event that Tenant shall desire to exercise the Basement Option or the Early Basement Option, Tenant shall send the Basement Notice to Landlord on or before the Basement Notice Date. Time is of the essence with respect to Tenant's giving of the Basement Notice to Landlord.

      C. If Tenant fails to give the Basement Notice to Landlord on or before the Basement Notice Date, the Early Basement Option and the Basement Option shall be deemed revoked, null and void, and of no further force and effect, and Landlord may thereafter proceed with the leasing of all or a portion of the Basement Premises during the balance of the term of this lease upon any terms and conditions.

      D. If Tenant shall exercise the Early Basement Option by sending the Basement Notice to Landlord on or before the Basement Notice Date and in the manner set forth in Section B, then Section E of this Article shall be of no further force or effect, the parties shall enter into an amendment to this lease (the "Basement Amendment") for the Basement Premises, which Basement Amendment shall provide that effective as of the Basement Commencement Date the Basement Premises shall be deemed included in the demised premises upon all of the same terms, covenants and conditions contained in this lease, except that:

            1. The rental plan for the Basement Premises shall be added to and become a part of Exhibit "A" to this lease;

            2. The SFA shall be increased by 16,000, and the annual fixed rent payable pursuant to Article 51 shall be increased as follows:

                  (a) during the period commencing on the Basement Commencement Date and ending on August 31, 1999, by $99,727.74;

                  (b) during the period commencing on September 1, 1999 and ending on March 31, 2001, by $105,254.70; and

                  (c) from and after April 1 2001 by (i) $112,000 during the remainder of the first five (5) Lease Years; (ii) $128,000.00 during the second five (5) Lease Years; and (iii) $144,000.00 during the remainder of the term of this lease;

            3. The Free Fixed Rent Period set forth in Section B of Article 51 shall commence on April 1, 2001, and provided Tenant shall not be in default hereunder beyond the expiration of applicable notice and cure periods, Tenant shall receive an additional credit to the fixed rent payable hereunder attributable only to the Basement Premises for a period equal to one (1) month multiplied by the number of years (pro rated for any portion of a year) between the Basement Commencement Date and March 31, 2001, which credit shall be applied from the Basement Commencement Date.

            4. "Tenant's Proportionate Share" a such term is defined in Section 39(A)(4) and 40(A)(2) of this lease, shall be adjusted in accordance with the increase in the SFA provided in this Section.

      E. If there shall have been no Early Basement Option and Tenant shall exercise the Basement Option by sending the Basement Notice to Landlord on or before the Basement Notice Date and in the manner set forth in Section B, then Section D of this Article shall be of no further force or effect, the parties hereto shall enter into an amendment to this lease (the "Basement Amendment") for the subject Basement Premises, which Basement Amendment shall provide that effective as of the Basement Commencement Date the Basement Premises shall be deemed included in the demised premises upon all of the same terms, covenants and conditions contained in this lease, except that:

            1. the rental plan for the Basement Premises shall be added to and become a part of Exhibit "A" to this lease;

            2. the SFA shall be increased by 16,000 and the annual fixed rent payable by Tenant pursuant to Article 51 of this lease shall be increased by (i) $112,000.00 during the remainder of the first five (5) Lease Years; (ii) $128,000.00 during the second five (5) Lease Years; and (iii) $144,000.00 during the remainder of the term of this lease;

            3. "Tenant's Proportionate Share," as such term is defined in Sections 39(A)(4) and 40(A)(2) of this lease, shall be adjusted in accordance with the increase in the SFA provided in this Section.

      F. If Landlord is unable to give possession of the Basement Premises to Tenant because of the holding-over or retention of possession of any tenant, undertenant or occupants, or for any other reason beyond Landlord's reasonable control, Landlord shall not be subject to any liability for failure to give possession on said date and the validity of this lease shall not be impaired under such circumstances, except that if Landlord shall fail to tender possession thereof to Tenant on or before the date which is one (1) year following the expiration date of the Basement Lease, Tenant may, at its option, by notice delivered to Landlord within ten (10) days following the end of such one (1) year period cancel the exercise of the foregoing option, and the Basement Premises shall not be included in the demised premises, and this Article shall thereafter be of no further force of effect.

59. GROUND FLOOR PREMISES:

      From and after the tendering of possession of the Ground Floor Premises to Tenant in addition to the terms of this lease, the following terms, covenants and conditions shall apply:

      A. Tenant agrees to discontinue immediately, after demand by Landlord, and as often as such demand shall be made, the unlawful (or, with respect to any assignee of this lease or subtenant of Tenant, offensive in Landlord's reasonable judgment) exhibition, display (window or otherwise), or advertisement in or with respect to the Ground Floor Premises or any part thereof, of any article or material or the manner of exhibition, display or advertisement of same. All displays visible from outside the Ground Floor Premises shall be kept neat and orderly in appearance. All glass elements of the Ground Floor Premises visible from the outside of the Ground Floor Premises shall be maintained (including, without limitation, frequent cleaning as directed by Landlord) by Tenant at Tenant's sole expense.

      B. Tenant covenants that Tenant will not use or suffer or permit any person to use the demised premises for any unlawful purpose and to obtain and maintain at Tenant's sole cost and expense all licenses and permits from any and all governmental authorities having jurisdiction of the demised premises which may be necessary for the conduct of Tenant's business therein. Tenant further covenants to comply with applicable laws, resolutions, codes, rules and regulations of any department, bureau, agency or any governmental authority having jurisdiction over the operation, occupancy, maintenance and use of the demised premises for the purposes set forth herein. Tenant will indemnify and save Landlord harmless from and against any and all claims, penalties, loss, damage or expense imposed by reason of a violation of any applicable law or the rules and regulations of governmental authorities having jurisdiction thereof related to Tenant's use and occupancy.

      C. Tenant agrees that Tenant will not bring or permit any obscene or pornographic material on the demised premises, and shall not permit or conduct any obscene, nude, or semi-nude live performances on the demised premises, nor permit use of the demised premises for nude modeling, or as a so-called rubber goods shop, or as a sex club of any sort, or as a "massage parlor". Tenant agrees further that Tenant will not permit any of these uses by any sublessee or assignee of the demised premises. This Article shall directly bind any successors in interest to Tenant. Tenant agrees that if at any time Tenant violates any of the provisions of this Article, such violation shall be deemed a breach of a substantial obligation of the terms of this lease and objectionable conduct. Pornographic material is defined for purposes of this Article as any written or pictorial manner with prurient appeal or any objects or instruments that are primarily concerned with lewd or prurient sexual activity. Obscene material is defined here as it is in Penal Law ss.235.00.

      D. Tenant shall maintain the Ground Floor Premises in a reasonably neat and orderly fashion at all times during the performance of such construction.

      E. In addition to Tenant's repair and maintenance obligations under
Article 4 of this lease, at such time as Tenant erects on the outside of the building, pursuant to the terms of this lease, a sign, or signs or any other alterations or installations, Tenant shall maintain such exterior installations in good appearance and shall cause same to be operated in a good and workmanlike manner and shall make all repairs thereto necessary to keep same in good order and condition of Tenant's own cost and expense, and shall cause same to be covered by insurance provided herein.

      F. Tenant, at its own cost and expense, shall replace all damaged or broken plate glass or other glass in or about the Ground Floor Premises, unless caused by the negligence or willful misconduct of Landlord or its agents, employees or contractors. Tenant shall keep such glass insured for the benefit of Landlord and shall submit said insurance policy and evidence of payment of premiums therefor to Landlord upon demand. Such policy shall contain evidence an endorsement that such insurance may not be cancelled except upon ten (10) days notice to Landlord. If Tenant shall default in its obligations as set forth in this Article, in addition to all other rights and remedies had hereunder, Landlord may procure such insurance and pay such premiums for the account of Tenant and add the cost thereof to the installment of rent next falling due. So long as Tenant maintains the Minimum Net Worth, Tenant named herein may self-insure against damage to plate glass in the Ground Floor Premises. Notwithstanding anything to the contrary set forth in Article 3 hereof, if during the term hereof, and in accordance with the applicable provisions of this lease, Tenant shall cover over or seal the plate glass opening to the Ground Floor Premises, Tenant shall not be required to restore same to its original condition at the end of the term hereof.

60. ADDENDUM TO ARTICLE 24; DELIVERY OF POSSESSION:

      A. Tenant acknowledges that all or any portion of the demised premises may be occupied at the time of the execution of this lease and that any or all of such occupants may choose to hold-over following the execution of its lease. Landlord agrees to use best efforts, at its sole cost and expense, to enforce the relevant provisions of its leases with such occupants and to otherwise cause any existing occupant of all or a portion of the premises designated hereunder as the demised premises to vacate and deliver possession thereof to Landlord by commencement and prosecution of necessary legal proceedings to such end or reaching an amicable written agreement with any such tenant. Notwithstanding the foregoing, if Landlord is unable to give possession of all or any portion of the demised premises because of the holding-over or retention of possession of any tenant, undertenant or occupants or for any other reason, Landlord shall not be subject to any liability for failure to give possession thereof and the validity of this lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease. If permission is given to Tenant to enter into the possession of any portion of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease. The provisions of this Article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

      B. Tenant acknowledges that possession of the entire demised premises may not be tendered to Tenant on the Commencement Date, in which event the demised premises shall consist only of the portion or portions so tendered. At such time as possession of any other portion of the demised premises shall be tendered to Tenant, such portion shall be deemed a part of the demised premises for purposes of this lease, the SFA shall be increased accordingly and, from and after such date, the fixed rent shall be payable for such portion in accordance with the terms of Article 51 hereof (subject to the terms of Section B of such Article), and the terms of Article 50 of this lease shall apply and Tenant shall be required to perform Tenant's Initial Changes thereto, and otherwise comply with the terms of Article 50 as same shall apply to any such portion of the demised premises. The expiration date set forth in the existing leases affecting the demised premises and option premises (the "Existing Leases") are set forth on Exhibit "D" annexed hereto and made a part hereof. Landlord represents to Tenant that the Existing Leases contain no options or rights for the tenant thereunder to extend or renew the term of the applicable Existing Lease.

61. TENANT'S ADDITIONAL RIGHTS:

      As of the Commencement Date, and thereafter, only so long as (a) Tenant shall not be in default under this lease, (b) Kenneth Cole Productions, Inc. shall be Tenant hereunder and (c) Kenneth Cole Productions, Inc. shall occupy at least forty (40%) percent of the building for the conduct of its business.

      A. Landlord, at Tenant's option, shall name the building for Tenant (provided such name has "Kenneth Cole" appearing therein. If at any time during the term of this lease any of the conditions set forth in this Article are not satisfied, then from and after such time, and for the balance of the term of this lease, Landlord may, at its option, adopt any name for the building. Tenant shall indemnify and hold Landlord harmless from and against any and all actions, proceedings, liabilities, obligations, claims, damages, deficiencies, losses, judgments, suits, expenses and costs (including, without limitation, reasonable legal fees and disbursements) arising under or out of, or in connection with or resulting from (a) the naming of the building by Tenant, or (b) any claim, damage or action concerning any actual or alleged copyright, trademark, service mark or other violation by Tenant of a proprietary right of any third party in and to such name, logos or mark associated therewith or phonetic equivalent thereof.

      B. Tenant (or a subtenant or assignee permitted or consented to under this lease and occupying at least forty (40%) percent of the building) shall have the right to install, at its sole cost and expense, identification signs on the exterior of the building, subject to the prior written approval of Landlord as to dimensions, material, content, location and design, which approval Landlord agrees not to unreasonably withhold. Tenant shall comply with all of the laws, orders, rules and regulations of the governmental authorities having jurisdiction thereof, including zoning laws, building codes and as required by insurance underwriters and shall not interfere with the use and occupancy of any tenants in the building or block any building windows, vents or exhausts or damage the building in any way. Tenant, at its sole cost and expense, shall maintain and repair any such sign so that during the term of this lease it shall remain in good working order and repair and first-class appearance, and shall have any such sign covered by insurance policies set forth herein. Landlord agrees to reasonably cooperate with Tenant, at Tenant's expense, in completing applications for signage permits and approvals. Tenant shall obtain and pay for all permits required therefor. Tenant expressly agrees that all signs shall not be installed on the building until all approvals and permits are first obtained and copies thereof delivered to Landlord with evidence of payment for any fees pertaining thereto. Tenant agrees to pay all annual renewal fees pertaining to Tenant's signs. Upon the expiration or earlier termination of this lease, or if the above conditions shall no longer be satisfied, Tenant shall remove any sign from the exterior of the building and restore the building to uniform appearance and its condition prior to the installation thereof. In the event Landlord or Landlord's representatives shall deem it necessary to remove any such sign or signs in order to paint or to make any other repairs, alterations or improvements in or upon the building, or any part thereof, Landlord shall have the right to do so, provided the same be removed and replaced at Landlord's expense (to be reimbursed as Operating Expenses hereunder), whenever the said repairs, alterations or improvements shall have been completed, if required by law or by reasonable building safety concerns.

      C. Provided Tenant is not in default under the terms of this lease, beyond the expiration of applicable notice and cure periods provided hereunder, Tenant shall be permitted to use and occupy the roof portion of the building (the "Roof") and install thereon, a roof deck, signage (subject to Paragraph B of this Article), satellite dish, cable television equipment, antenna, HVAC equipment and/or a cooling tower in a location and of a size, height, design, material, specification and manner of installation approved in advance by Landlord (which approval shall not be unreasonably withheld or delayed), pursuant to the terms, covenants and conditions of this lease and the following additional conditions: (i) Tenant's use and occupancy of the Roof and any alterations or installations performed thereon or thereto shall in no event adversely effect the existing warranty in connection with the Roof; (ii) Tenant shall receive Landlord's prior written approval for any proposed alterations and installations to the Roof; (iii) Tenant shall, prior to the use or occupancy and, at all times during the term hereof, maintain insurance reasonably satisfactory to Landlord covering the Roof and deliver certificates evidencing same to Landlord; (iv) all work, alterations and installations shall be performed by Tenant, at its expense in a first-class manner and otherwise in accordance with this lease; (v) Tenant shall maintain and repair any alterations or installations performed to the Roof in a first class manner, at its sole cost and expense; (vi) Tenant shall in no event exceed the floor load capacity of the Roof, and, if Tenant intends to exceed such capacity, at Landlord's election, Tenant shall reinforce the Roof, at its sole cost and expense; (vii) in no event shall Tenant be permitted to assign, sublet or share all or any portion of the Roof with any person or entity; (viii) Tenant shall have exclusive use of the Roof, but Landlord shall be provided access to the Roof subject to the terms of this lease, as herein permitted to Landlord with respect to the demised premises, and for the proper operation of the building; and (ix) upon the expiration of this lease or earlier termination hereof, Tenant, at Landlord's option, shall, at Tenant's expense, remove any installations or alterations to the Roof and restore the Roof to its condition prior to the installations or alterations thereto.

62. RENEWAL OPTIONS:

      A. Subject to the provisions hereinafter set forth, Tenant shall have three (3) options (each a "Renewal Option") to extend the term of this lease for three (3) additional periods of five years (each a "Renewal Term"), which shall commence on the date immediately succeeding the Expiration Date or the expiration of the immediately preceding Renewal Term (the "Renewal Term Commencement Date") and expire on the day immediately preceding the fifth (5th) anniversary of the Renewal Term Commencement Date, provided that (a) this lease shall not have been previously terminated, and (b) Tenant shall not be in default under this lease beyond the expiration of applicable notice and cure periods (x) on the date Tenant gives Landlord written notice (the "Renewal Notice") of Tenant's election to exercise a Renewal Option, or, at the option of Landlord, (y) on the Renewal Term Commencement Date. Each Renewal Option may be exercised with respect to the entire demised premises only and shall be exercisable by Tenant delivering the Renewal Notice to Landlord at least twelve
(12) months, but no more than twenty-four (24) months prior to the Expiration Date or the expiration of the immediately preceding Renewal Term. Time is of the essence with respect to the giving of the Renewal Notice. Upon the giving of the final Renewal Notice, Tenant shall have no further right or option to extend or renew the term of this lease. If Tenant shall fail to timely deliver any Renewal Notice hereunder, then Tenant shall not be entitled to any further Renewal Option hereunder and the lease shall expire at the end of the existing term or Renewal Term unless otherwise terminated hereunder. As a courtesy to Tenant, Landlord agrees to use commercially reasonable efforts to deliver a reminder notice to Tenant of each Renewal Option on or before the date which is at least twelve (12) months prior to the Expiration Date or the expiration of the applicable Renewal Term, but any failure to deliver such reminder notice shall not be deemed a default by Landlord under this lease, nor shall such failure entitle Tenant to any rights or remedies against Landlord, nor shall such failure modify the terms of this Article, except that in the event of such failure by Landlord to deliver such reminder notice, the applicable Renewal Notice may be delivered to Landlord by Tenant no later than nine (9) months prior to the Expiration Date or the expiration of the applicable Renewal Term.

      B. If Tenant exercises any Renewal Option, the Renewal Term shall be upon the same terms, covenants and conditions as those contained in this lease, except that (a) the fixed rent shall be deemed to mean the fixed rent as determined pursuant to Section C of this Article, (b) Tenant shall not be entitled to any free rent period, and (c) the provisions of Article 50 shall not be applicable to the Renewal Term. It is expressly understood that during the final Renewal Term, Tenant shall have no further right to renew this lease.

      C. The fixed rent payable during the Renewal Term shall be determined as follows:

            1. The fixed rent for the demised premises for the Renewal Term shall be an amount equal to (i) eighty-five (85%) percent for the first Renewal Option, and (ii) ninety (90%) percent for the second and third Renewal Options, of the annual fair market rental value of the demised premises (the "Fair Market Rent") on the first (1st) day of the applicable Renewal Term.

            2. The Fair Market Rent shall be determined as if the demised premises were available in the then rental market for comparable buildings in Manhattan and assuming Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the demised premises can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent, taking into account the fact that (a) the Base Tax and the Base Year provided herein shall not change for the purpose of calculating the escalation payments payable pursuant to Articles 39 and 40 hereof, which payments shall continue to be made during the Renewal Term, and (b) Landlord shall not be required to perform any work in or to the demised premises or contribute to any work to be performed. During the Renewal Term, all additional rent and other charges payable hereunder shall continue to be paid pursuant to the terms of this lease (including, without limitation, pursuant to Articles 39 and 40 hereof).

            3. For purposes of determining the Fair Market Rent, the following procedure shall apply:

                  (i) the Fair Market Rent shall be determined on the basis of the highest and best use of the demised premises assuming that the demised premises are free and clear of all leases and tenancies (including this lease), and, at the election of Landlord, that the demised premises are occupied by one (1) tenant or are subdivided and occupied by more than one
      (1) tenant, whether improved or unimproved.

                  (ii) Landlord shall give Tenant written notice (the "Rent Notice") which shall set forth Landlord's determination of the Fair Market Rent ("Landlord's Determination").

                  (iii) If Landlord's Determination exceeds the fixed rent payable by Tenant on the Expiration Date or expiration of the preceding Renewal Term, then Tenant shall give Landlord written notice ("Tenant's Option Notice"), within thirty (30) days after Tenant's receipt of the Rent Notice, of whether Tenant accepts or disputes Landlord's Determination. If Tenant in Tenant's Option Notice accepts Landlord's Determination or if Tenant fails or refuses to give Tenant's Option Notice as aforesaid, Tenant shall be deemed to have accepted Landlord's Determination for the Renewal Term in accordance with the terms of this Article. If Tenant in Tenant's Option Notice disputes Landlord's Determination, Tenant shall deliver to Landlord, within thirty (30) days after Tenant's receipt of the Rent Notice, Tenant's determination of the Fair Market Rent ("Tenant's Determination"), as determined by an independent real estate appraiser ("Tenant's Appraiser"), together with a copy of the appraisal prepared by Tenant's Appraiser.

                  (iv) Landlord shall give Tenant written notice ("Landlord's R/O Notice"), within thirty (30) days after Landlord's receipt of Tenant's Determination, of whether Landlord accepts or disputes Tenant's Determination. If Landlord in Landlord's R/O Notice accepts Tenant's Determination or if Landlord fails or refuses to give Landlord's R/O Notice as aforesaid, Landlord shall be deemed to have accepted Tenant's Determination. If Landlord in Landlord's R/O Notice disputes Tenant's Determination, Landlord shall appoint an independent real estate appraiser ("Landlord's Appraiser"). If within thirty (30) days after

      Tenant's receipt of Landlord's R/O Notice in dispute, Landlord's Appraiser and Tenant's Appraiser shall mutually agree upon the determination (the "Mutual Determination") of the Fair Market Rent, their determination shall be final and binding upon the parties. If Landlord's Appraiser and Tenant's Appraiser shall be unable to reach a Mutual Determination within said thirty (30) day period, both of the Appraisers shall jointly select a third independent real estate appraiser (the "Third Appraiser") whose fee shall be borne equally by Landlord and Tenant. In the event that Landlord's Appraiser and Tenant's Appraiser shall be unable to jointly agree on the designation of the Third Appraiser within five (5) days after they are requested to do so by either party, then the parties agree to allow the American Arbitration Association, or any successor organization, to designate the Third Appraiser in accordance with the rules, regulations and/or procedures then obtaining of the American Arbitration Association or any successor organization.

                  (v) The Third Appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within thirty (30) days after the date of designation of the Third Appraiser, choose either Landlord's or Tenant's Determination, and such choice by the Third Appraiser shall be conclusive and binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Section, including the expenses and fees of any Appraiser selected by it in accordance with provisions of this Article. Any Appraiser appointed pursuant to this Article shall be a licensed, independent real estate appraiser with at least ten (10) years' experience in leasing and valuation of properties which are similar in character to the building and a member of the American Institute of Appraisers of the National Association of Real Estate Boards and a member of the Society of Real Estate Appraisers. The Appraisers shall not have the power to add to, modify or change any of the provisions of this lease.

                  (vi) It is expressly understood that any determination of the Fair Market Rent pursuant to this Article shall be based on the criteria stated in this Section.

            4. After a determination has been made of the Rental Value for the Renewal Term, the parties shall execute and deliver to each other an instrument setting forth the Rental Value as hereinabove determined.

            5. If the final determination of the Rental Value shall not be made on or before the first (1st) day of the Renewal Term in accordance with the provisions of this Article, pending such final determination Tenant shall continue to pay, as the fixed rent for such Renewal Term, an amount equal to Landlord's Determination (subject to escalation pursuant to Articles 39 and 40 hereof). If, based upon the final determination hereunder of the Rental Value, the payments made by Tenant on account of the fixed rent for such portion of the Renewal Term were less than the Rental Value payable for the Renewal Term, Tenant shall pay to Landlord the amount of such deficiency within five (5) days after demand therefor, and if the payments made by Tenant were greater than the Rental Value payable for the Renewal Term, Landlord shall credit the amount of any such excess to the next installments of fixed rent due under this lease.

63. DELAYED FOURTH FLOOR PREMISES:

      A. Subject to the terms of Article 60 hereof, the leasing of the Delayed Fourth Floor Premises shall commence as of May 1, 2003 (the "Delayed Fourth Floor Commencement Date") and effective as of the Delayed Fourth Floor Commencement Date, the Delayed Fourth Floor Premises shall be deemed included in the demised premises upon all of the same terms, covenants and conditions contained in this lease, except that:

            1. the rental plan for the Delayed Fourth Floor Premises shall be added to and become a part of Exhibit "A" to this lease;

            2. the SFA shall be increased by the rentable square foot area of the Delayed Fourth Floor Premises set forth in Section 18 of Article 38 hereof;

            3. Article 50 of this lease shall apply to the Delayed Fourth Floor Premises and Tenant shall be required to perform Tenant's Initial Changes thereto and otherwise comply with the terms of said Article; and

            4. "Tenant's Proportionate Share," as such term is defined in Sections 39(A)(4) and 40(A)(2) of this lease, shall be adjusted in accordance with the increase in the SFA provided in this Section.

64. INTENTIONALLY OMITTED..

65. REFUSAL SPACE OPTION:

      A. Provided that Tenant is not then in default under the terms of this lease, beyond the expiration of any applicable notice and cure periods provided hereunder, and Tenant named herein shall occupy all of the demised premises for the conduct of its business, then following the expiration or earlier termination of the existing lease covering the garage premises in the building (the "Refusal Space"), Landlord agrees not to lease the Refusal Space to any party without first offering Tenant the option (the "Refusal Space Option") to lease the Refusal Space in accordance with the terms of this Article. Upon receipt by Landlord of a bona fide, arms length, third party offer for the leasing of the Refusal Space (the "3rd Party Offer"), Landlord shall provide notice ("Landlord's Notice") thereof to Tenant setting forth all of the material financial terms of the 3rd Party Offer and setting forth the identity of the maker of the 3rd Party Offer (the "3rd Party"). Tenant may exercise the Refusal Option only by notifying Landlord (the "Exercise Notice") within fifteen (15) business days following receipt of Landlord's Notice. Time shall be of the essence with respect to Tenant's delivery of the Exercise Notice. The timely delivery of the Exercise Notice in accordance with this Article shall constitute a binding irrevocable agreement to lease the Refusal Space on the terms stated in this Article.

      B. If Tenant fails to timely give the Exercise Notice to Landlord, then, provided Landlord enters into a lease with the 3rd Party within six (6) months following delivery of

Landlord's Notice, and the financial terms of such lease, when taken in the aggregate, are not materially more favorable to the 3rd Party than those set forth in Landlord's Notice, the Refusal Space Option shall be deemed revoked, null and void, and of no further force and effect.

      C. If Tenant shall timely send the Exercise Notice to Landlord, the parties hereto shall enter into an amendment to this lease containing the financial terms set forth in Landlord's Notice and otherwise incorporating the Refusal Space as a part of the demised premises in accordance with the terms of this lease.

                                   EXHIBIT "A"

                              Ground Floor Premises


NOTE: This is a schematic plan and is intended to show only the proposed general layout of the premises. All measures, distances and dimensions are approximate and not to scale. The depictions hereon do not constitute a warranty or representation of any kind.

                                   EXHIBIT "A"

                           Early Fourth Floor Premises


NOTE: This is a schematic plan and is intended to show only the proposed general layout of the premises. All measures, distances and dimensions are approximate and not to scale. The depictions hereon do not constitute a warranty or representation of any kind.

                                   EXHIBIT "B"

                                Basement Premises


NOTE: This is a schematic plan and is intended to show only the proposed general layout of the premises. All measures, distances and dimensions are approximate and not to scale. The depictions hereon do not constitute a warranty or representation of any kind.

March 29, 1999
                                   EXHIBIT "C"

                                 Prohibited Uses


1.    Facility which performs abortions

2.    Welfare facility

3.    Institutional psychiatric facility

4.    Alcohol treatment and/or drug treatment or rehabilitation facility

5.    Governmental or quasi-governmental offices

6.    Child care center, except as a service to Tenant's employees

7.    Heavy industrial uses

8.    Heavy manufacturing

9.    Supermarket

10.   Pornographic uses

11.   Massage parlor

12.   Veterinary office

13.   Kennel

14.   Off-track betting parlor or other gambling establishment

15. Warehousing of garbage or refuse or the dumping or disposing thereof, except as ancillary to Tenant's operation of offices, showrooms or retail shoe stores or similar and ancillary uses

16.   Any type of school

17. Use which is generally deemed obnoxious or a nuisance (i.e., emits or results in strong, unusual or offensive odors, fumes, dust or vapors, or emits objectionable sounds or noise)

18.   Illegal method of business operation

19. Use of the sidewalks by any assignee of this lease or subtenant of all or any portion of the demised premises occupying less than forty (40%) percent of the building for any display, sale or similar undertaking or storage

20. Use of a loudspeaker or amplified sound system by any assignee of this lease or subtenant of all or any portion of the demised premises occupying less than forty (40%) percent of the building on the exterior of the building

21.   Self-storage facility

                                   EXHIBIT "D"

                      Expiration Dates for Existing Leases

Tenant                                       Suite     Commences        Expires
------                                       -----     ---------        -------
                         (currently designated Landlord)

Attitude New York                              101          4/97           3/07

M. Parpis Food Distribution                    102          4/91           3/01

West Side Billiards                            103          9/89           7/01

N.Y.S. Assoc./Retarded Children                200          6/97           7/02

N.Y.C. Dept. of Transportation                 300          1/97           M-T-M

Edisys Group                                   401          10/92          9/02

Mayfair Group dba D.P.G                        402          10/95          4/03

BVE Productions                                500          4/90           4/00

Edisys Group                                   501          5/97           9/02

Audio Video Sources                            502          1/92           3/00

Centennial Electronics                         506          3/97           2/02

Hillstreet Security                            507          5/96           4/00

Tel-Air Communications                         508          5/94           7/04

Arctic Electric Corp.                          513          9/95           12/02

Barkley Kalpak Associates                      515          7/96           7/99

Broadway To Go                                 517          11/96          11/99

Allied Protective Services                     519          10/94          9/00

Apollo & Assocs. Product                       520          1/08           12/02

Lancit Media Production                        601          10/85          9/98

Lancit Media Production                        602          6/87           9/98

Lancit Media Production                        603          12/93          9/98

Lancit Media Production                        604          4/94           9/98

Lancit Media Production                        605          3/95           9/98